SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.     )

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☐    Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

ADVANCED MICRO DEVICES, INC.

(Name of Registrant as Specified In Its Certificate)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ADVANCED MICRO DEVICES, INC.

ONE AMD PLACE

P.O. BOX 3453

SUNNYVALE, CALIFORNIA 94088-3453

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

We will hold the Annual Meeting of Stockholders of Advanced Micro Devices, Inc. at the St. Regis Hotel, 125 Third Street, San Francisco, California, on Friday, May 5, 2006. The meeting will start at 9:00 a.m. local time. At the meeting, we will ask you to:

•	Elect seven directors;

•	Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the current fiscal year;

•	Approve the amendments to the Advanced Micro Devices, Inc. 2004 Equity Incentive Plan;

•	Approve the amendment to the Advanced Micro Devices, Inc. 2000 Employee Stock Purchase Plan;

•	Approve the Advanced Micro Devices, Inc. 2006 Executive Incentive Plan; and

•	Transact any other business that properly comes before the meeting.

By Order of the Board of Directors,

HOLLIS M. O’BRIEN

Secretary

This proxy statement and accompanying proxy card are first being distributed on or about March 27, 2006.

YOUR VOTE IS IMPORTANT.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, WE URGE YOU TO VOTE

ONLINE AT PROXYVOTE.COM OR COMPLETE, SIGN AND DATE THE ENCLOSED PROXY

CARD AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED. RETURNING YOUR

PROXY CARD WILL ENSURE THAT YOUR VOTE IS COUNTED IF YOU LATER DECIDE

NOT TO ATTEND THE MEETING.

ADVANCED MICRO DEVICES, INC.

PROXY STATEMENT

2006 ANNUAL MEETING OF STOCKHOLDERS

QUESTIONS AND ANSWERS

1.	Q: WHO IS SOLICITING MY VOTE?

A:	This proxy solicitation is being made by the Board of Directors of Advanced Micro Devices, Inc. We have retained Georgeson Shareholder Communications, Inc., professional proxy solicitors, to assist us with this proxy solicitation. We will pay the entire cost of this solicitation, including Georgeson’s fee, which we expect to be approximately $8,500.

2.	Q: WHEN WAS THIS PROXY STATEMENT MAILED TO STOCKHOLDERS?

A:	This proxy statement was first mailed to stockholders on or about March 27, 2006.

3.	Q: WHAT MAY I VOTE ON?

A:	You may vote on:

•	The election of directors to serve on our Board of Directors;

•	The appointment of our independent registered public accounting firm for the current fiscal year;

•	The approval of the amendments to the Advanced Micro Devices, Inc. 2004 Equity Incentive Plan (the 2004 Plan);

•	The approval of the amendment to the Advanced Micro Devices, Inc. 2000 Employee Stock Purchase Plan (the ESPP); and

•	The approval of the 2006 Executive Incentive Plan (the 2006 Incentive Plan).

4.	Q: HOW DOES THE BOARD RECOMMEND I VOTE ON THE PROPOSALS?

A:	The Board recommends that you vote:

•	FOR each of the director nominees;

•	FOR the appointment of Ernst & Young LLP as our independent registered public accounting firm for the current fiscal year;

•	FOR the approval of the amendments to the 2004 Plan;

•	FOR the approval of the amendment to the ESPP; and

•	FOR the approval of the 2006 Incentive Plan.

5.	Q: WHO IS ENTITLED TO VOTE?

A:

Stockholders as of the close of business on March 6, 2006, the Record Date, are entitled to vote on all items properly presented at the Annual Meeting. On the Record Date, approximately 482,298,980 shares of our common stock were outstanding. Every stockholder is entitled to one vote for each share of common stock held. A list of these stockholders will be available during ordinary business hours at the principal place of business of AMD, located at One AMD Place, Sunnyvale, California, from the Corporate Secretary of the Company at least ten days before the Annual Meeting. The list of stockholders will also be available at the time and place of the Annual Meeting.

6.	Q: HOW DO I VOTE BY MAIL?

A:	If you complete and properly sign each proxy card you receive and return it to us in the prepaid envelope, it will be voted by one of the individuals indicated on the card (your “proxy”) as you direct. If you return your signed proxy card but do not mark the boxes showing how you wish to vote, your shares will be voted FOR the election of the director nominees and FOR the ratification of the appointment of our independent registered public accounting firm. However, if your shares are held by your broker, you must instruct your broker how to vote on the approval of the amendments to the 2004 Plan, the amendment to the ESPP and the approval of the 2006 Incentive Plan, or your broker cannot vote on these items. For additional information, please see question 13, below.

7.	Q: CAN I VOTE BY TELEPHONE OR ELECTRONICALLY?

A:	If you live in the United States or Canada, you may submit your proxy by following the Vote by Telephone instructions on the proxy card. If you have Internet access, you may submit your proxy from any location in the world by following the Vote by Internet instructions on the proxy card.

8.	Q: WHO CAN ATTEND THE ANNUAL MEETING?

A:	Only stockholders as of the close of business on March 6, 2006, holders of proxies for those stockholders and other persons invited by us can attend. If your shares are held by your broker in “street name,” you must bring a letter from your broker or a copy of your proxy card to the meeting showing that you were the direct or indirect (“beneficial”) owner of the shares on March 6, 2006 to attend the meeting.

9.	Q: CAN I VOTE AT THE MEETING?

A:	Yes. If you wish to vote your shares in person at the Annual Meeting and they are held by your broker in “street name,” you must bring a letter from the broker to the meeting showing that you were the beneficial owner of the shares on March 6, 2006.

10.	Q: CAN I CHANGE MY VOTE AFTER I RETURN MY PROXY CARD OR AFTER I HAVE VOTED BY TELEPHONE OR ELECTRONICALLY?

A:	Yes. You may change your vote at any time before the voting concludes at the Annual Meeting by:

•	Sending in another proxy with a later date by mail, telephone or over the Internet;

•	Notifying our Corporate Secretary in writing before the Annual Meeting that you wish to revoke your proxy; or

•	Voting in person at the Annual Meeting.

11.	Q: HOW DO I VOTE MY SHARES IF THEY ARE HELD IN STREET NAME?

A:	If your shares are held by your broker in “street name,” you will receive a form from your broker seeking instruction as to how your shares should be voted. We urge you to complete this form and instruct your broker how to vote on your behalf. You can also vote in person at the Annual Meeting, but you must bring a letter from the broker showing that you were the beneficial owner of your shares on March 6, 2006.

12.	Q: WHAT IS A “QUORUM”?

A:	A “quorum” is a majority of the outstanding shares. They may be present at the Annual Meeting or represented by proxy. There must be a quorum for the Annual Meeting to be held. If you submit a properly executed proxy card, even if you abstain from voting, you will be considered part of the quorum. Broker “non-votes” are also considered a part of the quorum. Broker non-votes occur when a broker holding shares for a beneficial owner does not vote on a particular matter because the broker does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.

13.	Q: WHAT IS BROKER “DISCRETIONARY” VOTING?

A:	Under the rules of the New York Stock Exchange (NYSE), if you hold your shares through a broker, your broker is permitted to vote your shares on the election of directors and ratification of our independent registered public accounting firm in its discretion if it has transmitted the proxy materials to you and has not received voting instructions from you on how to vote your shares before the deadline set by your broker. Your broker cannot vote your shares without your instruction on how to vote on the approval of the amendments to the 2004 Plan, the amendment to the ESPP or the approval of the 2006 Incentive Plan, so it is very important that you instruct your broker how to vote on these proposals.

14.	Q: HOW ARE MATTERS PASSED OR DEFEATED?

A:	The seven director nominees receiving the highest number of affirmative votes will be elected. A properly executed proxy marked “WITHHOLD AUTHORITY” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum. Ratification of the appointment of our independent registered public accounting firm must receive affirmative votes from more than 50 percent of the shares that are voted to be approved. An abstention has the same effect as a vote AGAINST this proposal. Broker non-votes are not counted as shares voted on the approval of the amendments to the 2004 Plan, the amendment to the ESPP or the approval of the 2006 Incentive Plan.

15.	Q: WHO WILL COUNT THE VOTES?

A:	Proxies will be tabulated by ADP-ICS, Inc.

16.	Q: IS MY VOTE CONFIDENTIAL?

A:	Proxy cards, ballots and voting tabulations that identify individual stockholders are mailed or returned directly to ADP-ICS and handled in a manner that protects your voting privacy. Your vote will not be disclosed except (1) as needed to permit ADP-ICS to tabulate and certify the vote and (2) as required by law. However, comments written on the proxy card may be forwarded to management. In that case, your identity may not be kept confidential.

17. Q:	HOW WILL VOTING ON ANY BUSINESS NOT DESCRIBED ON THE NOTICE OF ANNUAL MEETING BE CONDUCTED?

A:	We do not know of any business to be considered at the Annual Meeting other than the proposals described in this proxy statement. If any other business is presented at the Annual Meeting, your signed proxy card gives authority to Hector de J. Ruiz, our Chief Executive Officer, and Hollis M. O’Brien, our Corporate Secretary, to vote on such matters at their discretion.

18.	Q: WHEN ARE THE STOCKHOLDER PROPOSALS FOR THE 2007 ANNUAL MEETING DUE?

A:	Under the Securities and Exchange Commission rules, for stockholder proposals to be considered for inclusion in next year’s proxy statement, they must be submitted in writing to our Corporate Secretary, Advanced Micro Devices, Inc., One AMD Place, P.O. Box 3453, M.S. 68, Sunnyvale, California 94088 on or before November 27, 2006. In addition, our bylaws provide that for directors to be nominated or other proposals to be properly presented at a stockholders meeting, an additional notice of any nomination or proposal must be received by us between February 4, 2007 and March 6, 2007. If our 2007 Annual Meeting is not within 30 days of May 5, 2007, to be timely, the notice by the stockholder must be not later than the close of business on the tenth day following the day on which the first public announcement of the date of the Annual Meeting was made or the notice of the meeting was mailed, whichever occurs first. More information on our bylaws is included in this proxy statement beginning on page 6, including a description of the information that must be included in the stockholder notice.

19.	Q: WILL AMD WEBCAST THE ANNUAL MEETING?

A:	Yes. The Annual Meeting will be webcast live. You can access it by going to AMD’s Investor Relations Web site at: www.amd.com. The webcast will enable you to listen only. You will not be able to ask questions. The Annual Meeting audio webcast will be available on our Web site for a period of time after the meeting.

ITEM 1—ELECTION OF DIRECTORS

Effective February 24, 2006, in accordance with our bylaws, our Board of Directors reduced the authorized number of directors from eight to seven, following the resignation of one director. Seven directors will be elected at the Annual Meeting. All directors are elected annually and serve a one-year term until the next Annual Meeting.

The Nominating and Corporate Governance Committee of the Board of Directors selected, and the Board of Directors accepted, the following seven persons as nominees for election to the Board: Dr. Hector de J. Ruiz, Dr. W. Michael Barnes, Mr. Bruce L. Claflin, Ms. H. Paulett Eberhart, Mr. Robert B. Palmer, Dr. Leonard M. Silverman and Mr. Morton L. Topfer. All of the nominees are currently directors of AMD.

The Board of Directors expects all nominees named below to be available for election. If a nominee declines or is unable to act as a director, your proxy may vote for any substitute nominee proposed by the Board. Your proxy will vote FOR the election of these nominees, unless you instruct otherwise. All of our current Board member nominees are expected to be present at the 2006 Annual Meeting. All of our 2005 Board member nominees were present at the 2005 Annual Meeting.

The experience and background of each of the nominees follows.

Dr. Hector de J. Ruiz—Dr. Ruiz, 60, has been a director since 2000. Dr. Ruiz is currently our Chairman of the Board and Chief Executive Officer. Dr. Ruiz joined AMD as President and Chief Operating Officer in January 2000 and became our Chief Executive Officer on April 25, 2002. Before joining AMD, Dr. Ruiz served as President of the Motorola, Inc. Semiconductor Products Sector since 1997. From 1991 to 1995, Dr. Ruiz was Senior Vice President and General Manager of Motorola’s paging and messaging businesses and in 1996 became Executive Vice President and General Manager of those businesses. Dr. Ruiz joined Motorola in 1977 and, from 1977 to 1991, he held various executive positions in Motorola’s Semiconductor Products Sector. Before joining Motorola, Dr. Ruiz worked at Texas Instruments, Inc. from 1972 to 1977. Dr. Ruiz is a member of the Board of Directors of Eastman Kodak Company.

Dr. W. Michael Barnes—Dr. Barnes, 63, has been a director since 2003. Dr. Barnes served as Senior Vice President and Chief Financial Officer of Rockwell International Corporation (Rockwell), a diversified NYSE company, from 1991 until his retirement in 2001. Dr. Barnes joined Collins Radio Company (Collins) in 1968 as a member of the corporate operations research staff. Collins was acquired by Rockwell in 1973, and Dr. Barnes held various management positions at Rockwell until 1991. He was named a distinguished alumnus by the Texas A&M University College of Engineering in 1992, is a member of the Texas A&M University chancellor’s Century Council and is on the university’s Engineering Advisory Board. Dr. Barnes is a member of the Board of Directors of MetroPCS, Inc.

Bruce L. Claflin—Mr. Claflin, 54, has been a director since 2003. Mr. Claflin was President, Chief Executive Officer, and a member of the Board of Directors of 3Com Corporation (3Com), a provider of voice and data networking products and services, from January 2001 until he retired in 2006. He joined 3Com as President and Chief Operating Officer in August of 1998. Prior to 3Com, Mr. Claflin served as Senior Vice President and General Manager, sales and marketing for Digital Equipment Corporation (Digital). Mr. Claflin also worked for 22 years at IBM, where he held various sales, marketing and management positions, including general manager of IBM PC Company’s worldwide R&D, product and brand management, as well as president of IBM PC Company Americas.

H. Paulett Eberhart—Ms. Eberhart, 52, has been a director since 2004. Ms. Eberhart was the President—Americas of Electronic Data Systems Corporation (EDS), an information technology and business process outsourcing company, from 2003 until she retired in 2004. Ms. Eberhart was an employee of EDS since 1978. Prior to serving as President—Americas, Ms. Eberhart was the Senior Vice President—EDS and President—Solutions Consulting. From 2001 to 2002, Ms. Eberhart served as the Senior Vice President, Information

Solutions, U.S. and from 1999 to 2001 as the Senior Vice President, Information Solutions, Southwest Region. In 1998, she was the Senior Vice President, Finance. During this time, she was a member of the Board of Directors of AT Kearney, a subsidiary of EDS. Between 1978 and 1998, Ms. Eberhart served in various management positions in the area of Finance at EDS. Ms. Eberhart served as the chair of the Political Action Committee for EDS and is a member of the Financial Executives Institute and American Institute of Certified Public Accountants. Ms. Eberhart is a member of the Board of Directors of Anadarko Petroleum Corporation and Solectron Corporation.

Robert B. Palmer—Mr. Palmer, 65, has been a director since 1999. Mr. Palmer was the Chairman and Chief Executive Officer of Digital Equipment Corporation (Digital) from 1995 until his retirement in 1998. Mr. Palmer was appointed Chief Executive Officer and President of Digital in October 1992. From 1985 to 1992, Mr. Palmer served in various executive positions at Digital. Before Digital, Mr. Palmer was Executive Vice President of Semiconductor Operations at United Technologies Corporation (UTC), joining UTC in 1980 when it acquired Mostek Corporation, where he was a member of the founding team in 1969. Mr. Palmer is on the Board of Trustees of the Cooper Institute for Aerobic Research, a non-profit preventative medicine research and education organization.

Dr. Leonard M. Silverman—Dr. Silverman, 66, has been a director since 1994. Dr. Silverman was Dean of the School of Engineering of the University of Southern California from 1984 until June 2001. He currently holds the Fred O’Green Chair in Engineering at the same institution. He was elected to the National Academy of Engineering in 1988 and is a Fellow of the Institute of Electrical and Electronic Engineers. Dr. Silverman is a member of the Board of Directors of Statmon Technologies.

Morton L. Topfer—Mr. Topfer, 69, has been a director since February 2005. Mr. Topfer is the Managing Director of Castletop Capital L.P., an investment firm that focuses on private equity and real estate investments. Before joining Castletop Capital in 2002, Mr. Topfer was Vice Chairman of Dell Computer Corporation, counselor to Dell’s Chief Executive Officer and a member of Dell’s office of the Chief Executive Officer. Before joining Dell in 1994, Mr. Topfer held various positions with Motorola, Inc., last serving as Corporate Executive Vice President and President of the Land Mobile Products Sector. Before joining Motorola in 1971, Mr. Topfer spent 11 years with RCA Laboratories in various research and development and management positions. Mr. Topfer serves on the Board of Directors of Measurement Specialties, Inc.

Consideration of Stockholder Nominees for Director

The policy of the Nominating and Corporate Governance Committee is to consider properly submitted stockholder nominations for candidates to serve on our Board. Pursuant to our bylaws, stockholders who wish to nominate persons for election to the Board of Directors at the 2007 Annual Meeting must be a stockholder of record when they give us notice, must be entitled to vote at the meeting and must comply with the notice provisions in our bylaws. A stockholder’s notice must be delivered to our Corporate Secretary not less than 60 nor more than 90 days before the anniversary date of the immediately preceding Annual Meeting. For our 2007 Annual Meeting, the notice must be delivered between February 4, 2007 and March 6, 2007. However, if our 2007 Annual Meeting is not within 30 days of May 5, 2007, the notice must be delivered no later than the close of business on the 10th day following the earlier of the day on which the first public announcement of the date of the Annual Meeting was made or the day the notice of the Meeting is mailed. The stockholder’s notice must include the following information for the person proposed to be nominated:

•	his or her name, age, nationality, business and residence addresses;

•	his or her principal occupation and employment;

•	the class and number of shares of stock owned beneficially or of record by him or her; and

•	any other information required to be disclosed in a proxy statement.

The stockholder’s notice must also include the following information for the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made:

•	their names and addresses;

•	the class and number of shares of stock owned beneficially and of record by them;

•	a description of any arrangements or understandings between them and each proposed nominee and any other persons (including their names) pursuant to which the nominations are to be made;

•	a representation that they intend to appear in person or by proxy at the Annual Meeting to nominate the person named in the notice;

•	a representation as to whether they are part of a group that intends to deliver a proxy statement or solicit proxies in support of the nomination; and

•	any other information that would be required to be included in a proxy statement.

The Chair of the Annual Meeting will determine if the procedures in the bylaws have been followed, and if not, declare that the nomination be disregarded. If the nomination was made in accordance with the procedures in our bylaws, the Nominating and Corporate Governance Committee of the Board of Directors will apply the same criteria in evaluating the nominee as it would any other board nominee candidate and will recommend to the Board whether or not the stockholder nominee should be nominated by the Board and included in our proxy statement. These criteria are described below in the description of the Nominating and Corporate Governance Committee on page 9. The nominee and nominating stockholder must be willing to provide any information reasonably requested by the Nominating and Corporate Governance Committee in connection with its evaluation.

Communications with the Board or Non-Management Directors

Interested parties who wish to communicate with our Board of Directors or with non-management directors may send their communications in writing to our Corporate Secretary, Advanced Micro Devices, Inc., One AMD Place, P.O. Box 3453, M.S. 68, Sunnyvale, California 94088 or send an email to Corporate.Secretary@amd.com. Our Corporate Secretary will forward all these communications to our lead independent director.

Your Board of Directors unanimously recommends that you vote “FOR” the proposed slate of directors for the current year. Unless you indicate otherwise, your proxy will vote “FOR” the proposed nominees.

CORPORATE GOVERNANCE

The Board of Directors has adopted Principles of Corporate Governance (Principles) to address significant corporate governance issues. The Principles provide a framework for our corporate governance matters and include topics such as Board and Board committee composition and evaluation. The Nominating and Corporate Governance Committee is responsible for reviewing the Principles and reporting and recommending any changes to the Principles to the Board of Directors.

The Principles provide that a majority of the members of the Board must meet the criteria for independence as required by applicable law and the New York Stock Exchange (NYSE) listing standards. No director qualifies as independent unless the Board of Directors determines that the director has no direct or indirect material relationship with the Company. Our Board of Directors has determined all of our director nominees, other than Dr. Ruiz, are independent in accordance with applicable law and the NYSE rules. The Board of Directors has evaluated the business relationships between the Company and 3Com Corporation and the Company and Solectron Corporation. The Board has concluded that the business relationship of Mr. Claflin, as the former Chief Executive Officer of 3Com, with the Company is below the thresholds in the NYSE independence rules, is immaterial and does not interfere with Mr. Claflin’s exercise of independent judgment in his service on the Audit

Committee. The Board was advised that the business relationship of Ms. Eberhart, as a member of the Board of Directors of Solectron, with the Company is permissible under the NYSE independence and Audit Committee rules and determined that it is immaterial.

The Board of Directors has adopted a code of ethics that applies to all directors and employees entitled, “Worldwide Standards of Business Conduct,” which we designed to help directors and employees resolve ethical issues encountered in the business environment. The Worldwide Standards of Business Conduct covers topics such as conflicts of interest, compliance with laws, confidentiality of company information, fair dealing and use of company assets and encourages the reporting of any illegal or unethical behavior.

The Board of Directors has also adopted a Code of Ethics for the Chief Executive Officer, the Chief Financial Officer, the Corporate Controller and all other senior finance executives. The Code of Ethics covers topics such as financial reporting, conflicts of interest and compliance with laws, rules, regulations and our policies.

Each of the Committees described below has adopted a charter, which has been approved by the Board of Directors. You can access our bylaws, the latest Committee Charters, the Principles of Corporate Governance, the Worldwide Standards of Business Conduct and the Code of Ethics at the Investor Relations Web page of our Web site at www.amd.com or by writing to us at Corporate Secretary, AMD, One AMD Place, P.O. Box 3453, M.S. 68, Sunnyvale, California 94088, or emailing us at Corporate.Secretary@amd.com. We will provide you with this information free of charge. Please note that information contained on our Web site is not incorporated by reference in, or considered to be a part of, this document.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

The Board of Directors held ten regularly scheduled and special meetings during the 2005 fiscal year. All directors attended at least 75 percent of the meetings of the Board of Directors in 2005. The Board has Audit, Compensation, Finance and Nominating and Corporate Governance Committees. The members of the Committees and their Chairs are selected by the Nominating and Corporate Governance Committee and then appointed by the Board annually. In 2005, the Board of Directors reappointed Mr. Robert Palmer as the lead independent director of the Board of Directors. In that capacity, Mr. Palmer chairs executive sessions of the non-management directors, which are held at regularly scheduled sessions, and the meetings of the Nominating and Corporate Governance Committee. Sessions of the non-management directors were held two times in 2005.

Audit Committee.    Since April 28, 2005, the Audit Committee consisted of Ms. Paulett Eberhart, as Chair, Dr. W. Michael Barnes, Mr. Bruce L. Claflin and Mr. Morton L. Topfer, each of whom was determined by the Board of Directors to be financially literate and “independent.” Prior to April 28, 2005, Dr. R. Gene Brown served as Chair and Mr. Charles M. Blalack served as a member of the Audit Committee. Dr. Brown and Mr. Blalack retired on April 28, 2005. All members of the Audit Committee are qualified to be designated as “audit committee financial experts.” However, the Board of Directors determined that only Ms. Eberhart would be designated to be an “audit committee financial expert.” The Audit Committee held thirteen meetings during 2005. The Audit Committee assists the Board with its oversight responsibilities regarding the integrity of our financial statements, our compliance with legal and regulatory requirements, the independent registered public accounting firm’s qualifications and independence and the performance of our internal audit function and the independent registered public accounting firm. The Audit Committee is also directly responsible for the appointment, compensation, retention and oversight of the work of the independent registered public accounting firm, who reports directly to the Audit Committee. The Audit Committee meets alone with our financial and legal personnel, and with our independent registered public accounting firm, who have free access to the Audit Committee at any time. The director of our Internal Audit Department reports directly to the Chair of the Audit Committee and “dotted-line” to our Chief Financial Officer and serves a staff function for the Audit Committee. All members of the Audit Committee attended at least 75 percent of the meetings of the Audit Committee in 2005.

Nominating and Corporate Governance Committee.    The Nominating and Corporate Governance Committee consists of Mr. Robert B. Palmer, as Chair, Dr. W. Michael Barnes, Mr. Bruce L. Claflin, Ms. H. Paulett Eberhart, Dr. Leonard Silverman and Mr. Morton L. Topfer, each determined by the Board of Directors to be “independent.” Mr. David J. Edmondson and Mr. Topfer became members of the Nominating and Corporate Governance Committee on February 4, 2005. Mr. Edmondson served as a member until his resignation from the Board of Directors effective February 24, 2006. Dr. R. Gene Brown and Mr. Charles M. Blalack served as members until their retirement on April 28, 2005. The Nominating and Corporate Governance Committee met four times in 2005 to consider nominees and appointees to the Board and other corporate governance matters. The Committee met once during 2006 to consider nominees for the 2006 Annual Meeting and other corporate governance matters. The Nominating and Corporate Governance Committee assists the Board in discharging its responsibilities regarding the identification of qualified candidates to become Board members, the selection of nominees for election as directors at the next annual meeting of stockholders (or special meeting of stockholders at which directors are to be elected), the selection of candidates to fill any vacancies on the Board, the development and recommendation to the Board of a set of corporate governance guidelines and principles applicable to us and oversight of the evaluation of the Board and management. In evaluating candidates to determine if they are qualified to become Board members, the Committee looks for the following attributes, among others the Committee deems appropriate: personal and professional character, integrity, ethics and values; general business experience and leadership profile, including experience in corporate management, such as serving as an officer or former officer of a publicly held company; strategic planning abilities and experience; aptitude in accounting and finance; expertise in domestic and international markets; experience in our industry and with relevant social policy concerns; understanding of relevant technologies; academic expertise in an area of our operations; communications and interpersonal skills; and practical and mature business judgment. The Committee also evaluates board members’ and nominees’ service on the board of other public companies. Although the Committee uses these and other criteria to evaluate potential nominees, there are no stated minimum criteria for nominees. For a detailed description of the process for nomination of director candidates by stockholders, please see page 6, above. The Committee uses the same standards to evaluate all director candidates, whether or not the candidates were proposed by stockholders. All members of the Nominating and Corporate Governance Committee attended at least 75 percent of the meetings of the Committee in 2005.

Compensation Committee.    The Compensation Committee consists of Dr. Leonard Silverman, as Chair, Mr. Bruce L. Claflin and Mr. Robert B. Palmer, each determined by the Board to be “independent.” Mr. David J. Edmondson served as a member from April 28, 2005 until his resignation from the Board of Directors effective February 24, 2006. Dr. R. Gene Brown and Mr. Charles M. Blalack served as members until their retirement on April 28, 2005. During 2005, the Compensation Committee met six times. The Compensation Committee assists the Board in discharging its responsibilities relating to the compensation of our executives and members of the Board. In consultation with management and the Board, the Compensation Committee designs, recommends to the Board for approval and evaluates employment, severance and change of control agreements with executive officers and our compensation plans, policies and programs. The Compensation Committee ensures that compensation programs are designed to encourage high performance, promote accountability and assure that employee interests are aligned with the interests of our stockholders. All members of the Compensation Committee attended at least 75 percent of the meetings of the Compensation Committee in 2005.

Finance Committee.    The Finance Committee consists of Dr. W. Michael Barnes, as Chair and Ms. H. Paulett Eberhart. Mr. David J. Edmondson served as a member from April 28, 2005 until his resignation effective February 24, 2006. Dr. R Gene Brown served as a member until his retirement on April 28, 2005. During 2005, the Finance Committee met seven times. The Finance Committee assists the Board by reviewing and making recommendations to the Board about our financial affairs and policies and the nature and structure of major financial commitments. All members of the Finance Committee attended at least 75 percent of the meetings of the Finance Committee in 2005.

DIRECTORS’ COMPENSATION AND BENEFITS

In 2005, we paid each director who was not an employee of AMD an annual retainer of $65,000. In addition, in 2005, we paid the Chair of the Audit Committee and the lead independent director an annual fee of $20,000, and the Chairs of the Compensation and Finance Committees an annual fee of $10,000 for service in these capacities. When the Board or a Committee has met more than eight times, we pay an attendance fee of $2,000 for additional Board meetings and $1,200 for additional committee meetings. In 2005, we supplied color printers to Dr. Barnes, Mr. Palmer and Dr. Silverman to assist them in printing Board materials. We also reimbursed reasonable out-of-pocket expenses incurred by directors in connection with attending meetings and performing other Board-related services for AMD, and, on two occasions, travel expenses of their spouses/guests. We also provided certain souvenir items for the directors and their spouses/guests in connection with the Board and Committee meetings held in Beijing, China in October of 2005.

The following chart shows the cash amounts paid to each non-employee director for their service in 2005:

	Board Member Fees	Board Meeting Fees	Committee Chair and Lead Director Fees	Committee Meeting Fees	Total Amounts Paid
W. Michael Barnes	$65,000	$4,000	$10,000	$4,800	$83,800
Charles W. Blalack*	$21,667	$0	$0	$0	$21,667
R. Gene Brown*	$21,667	$0	$6,667	$0	$28,334
Bruce L. Claflin	$65,000	$0	$0	$3,600	$68,600
H. Paulett Eberhart	$65,000	$4,000	$13,333	$6,000	$88,333
David J. Edmondson**	$65,000	$2,000	$0	$0	$67,000
Robert B. Palmer	$65,000	$2,000	$20,000	$0	$87,000
Leonard M. Silverman	$65,000	$2,000	$10,000	$0	$77,000
Morton L. Topfer	$59,584	$4,000	$0	$0	$63,584

*	Retired from the Board of Directors on April 28, 2005.
**	Resigned from the Board of Directors effective February 24, 2006.

Under a formula contained in a policy adopted by the Board of Directors, and consistent with the formula contained previously in our 2004 Equity Incentive Plan, we will grant initial options to purchase 50,000 shares of common stock to non-employee directors on their first election to the Board. These initial options are granted in four installments during the initial year of service of 12,500 shares each, of which 4,166 shares vest on the first anniversary of the first installment of the grant, with the balance vesting monthly over the next two years. If the director remains on the Board, we automatically grant annual supplemental options to purchase 25,000 shares of common stock on each re-election. These annual options are granted in four installments each year of 6,250 shares each and vest 2,083 shares on the anniversary of the first grant, with the balance vesting monthly over the next two years.

The options vest only if the director is serving on the Board on the vesting date. The exercise price of each option is the fair market value of our common stock on the date of grant. The options expire on the earlier of ten years from the grant date or 12 months (for options granted before April 26, 2001) or 24 months (for options granted after April 26, 2001) following termination of a director’s service on the Board.

The following chart shows the number of stock options granted to each non-employee director for their service in 2005:

Name	Number of Options Granted
W. Michael Barnes	25,000
Bruce L. Claflin	25,000
H. Paulett Eberhart	25,000
David J. Edmondson	50,000	*
Robert B. Palmer	25,000
Leonard M. Silverman	25,000
Morton L. Topfer	75,000	*

*	Mr. Edmondson joined the Board in October of 2004 and received a portion of his initial grant in 2005 and his annual grant. Mr. Topfer joined the Board in February of 2005 and received both his initial and annual grant in 2005.

PRINCIPAL STOCKHOLDERS

The following table shows each person or entity we know to be the beneficial owner of more than five percent of our common stock as of March 6, 2006.

Name and Address of Beneficial Owner	Number of Shares Owned	Percent of Class
Janus Capital Management LLC(1) 151 Detroit Street Denver, Colorado	30,992,167 (sole voting and dispositive power as to 30,674,035 shares and shared voting and dispositive power as to 318,132 shares)	6.43%
Capital Research & Management Company(2) 333 South Hope Street Los Angeles, California 90071	30,395,240 (sole dispositive power to all shares and sole voting power as to 10,928,000)	6.30%
Oppenheimer Funds, Inc.(3) Two World Financial Center 225 Liberty Street, 11th Floor New York, New York 10281	30,055,490 (shared voting and shared dispositive power as to all shares)	6.23%
AXA(4) 25, avenue Matignon 75008 Paris, France	24,815,329 (sole voting power as to 17,127,383 shares; shared voting power as to 69,875 shares; sole dispositive power as to 24,746,485 shares; and, shared dispositive power as to 68,844 shares)	5.15%

(1)	This information is based on Amendment No. 1 of the Schedule 13G filed with the Securities and Exchange Commission on February 14, 2006 by Janus Capital Management LLC (Janus). Janus has indirect 77.5 percent ownership stake in Enhance Investment Technologies LLC (Intech) and an indirect 30 percent ownership stake in Perkins, Wolf, McDonnell and Company, LLC (Perkins Wolf). Holdings of Janus, Intech and Perkins Wolf are aggregated in the Schedule 13G filing. Janus, Intech and Perkins Wolf are registered investment advisers. Janus may be deemed to be the beneficial owner of 30,674,035 shares or 6.36 percent of our common stock. Intech may be deemed to be the beneficial owner of 318,132 shares or less than one percent of our common stock.
(2)	This information is based on Amendment No. 6 of the Schedule 13G filed with the Securities and Exchange Commission on February 10, 2006 by Capital Research & Management Company (Capital). Capital is an investment adviser and is deemed to be the beneficial owner of 30,395,240 shares or 6.30 percent of our common stock. Shares reported beneficially owned by Capital include 3,167,240 shares resulting from the assumed conversion of $74,050,000 of AMD’s 4.75% Convertible Senior Debentures Due 2022.
(3)	This information is based on Amendment No. 2 of the Schedule 13G filed with the Securities and Exchange Commission on February 8, 2006 by Oppenheimer Funds, Inc. (Oppenheimer). Oppenheimer is an investment advisor and disclaims beneficial ownership of all shares pursuant to Rule 13d-4 of the Exchange Act of 1934.

(4)	This information is based on Amendment No. 1 of the Schedule 13G filed with the Securities and Exchange Commission on February 14, 2006 by AXA Assurances I.A.R.D. Mutuelle, AXA Assurances Vie Mutuelle, AXA Courtage Assurance Mutuelle (collectively, the “Mutuelles AXA”), AXA and AXA Financial, Inc. pursuant to a joint filing agreement. Mutuelles AXA, located at 26, rue Drouot, 75009 Paris, France, as a group controls AXA. AXA is the parent holding company of AXA Financial, Inc. and AXA Rosenberg Investment Management LLC. Alliance Capital Management L.P. and AXA Equitable Life Insurance Company are subsidiaries of AXA Financial, Inc. and operate under independent management and make independent voting and investment decisions. The AXA stock ownership is a follows:

	(i) Deemed to have Sole Power to Vote or to Direct the Vote	(ii) Deemed to have Shared Power to Vote or to Direct the Vote	(iii) Deemed to have Sole Power to Dispose or to Direct the Disposition	(iv) Deemed to have Shared Power to Dispose or to Direct the Disposition
The Mutelles AXA, as a group.	0	0	0	0
AXA, a holding company.
AXA Entity or Entities:
AXA Rosenberg Investment Management LLC, a holding company.	1,291,959	0	2,591,315	0
AXA Financial, Inc., a holding company 1290 Avenue of the Americas New York, New York 10104	0	0	0	0
Subsidiaries of AXA Financial, Inc.:
Alliance Capital Management L.P., an investment adviser.	15,531,619	69,875	21,362,811	68,844
AXA Equitable Life Insurance Company, an insurance company and investment adviser.	303,805	0	792,359	0

	17,127,383	69,875	24,746,485	68,844

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The table below shows the number of shares of our common stock beneficially owned as of March 6, 2006, by our current directors, by the nominees for election as directors, by each of our executive officers listed in the Summary Compensation Table below and by all of our directors and executive officers as of March 6, 2006 as a group. Except as otherwise indicated, each person has sole investment and voting power with respect to the shares shown as beneficially owned. Ownership information is based upon information provided by the individuals.

Name	Amount and Nature of Beneficial Ownership(1)(2)	Percent of Class(3)
Dr. Hector de J. Ruiz	4,448,532	*
Dr. W. Michael Barnes	54,660	*
Bruce L. Claflin	71,660	*
H. Paulett Eberhart	23,888	*
Robert B. Palmer	94,996	*
Dr. Leonard M. Silverman	87,455	*
Morton L. Topfer	50,000	*
Henri Richard(4)	192,014	*
Derrick R. Meyer(5)	542,068	*
Robert J. Rivet(6)	802,042	*
Thomas M. McCoy(7)	750,701	*
All directors and executive officers as a group (13 persons)	7,455,233	1.54%

*	Less than one percent
(1)	Some of the individuals may share voting power with regard to the listed shares with their spouses.
(2)	Includes beneficial ownership of the following number of shares that may be acquired because stock options or restricted stock units are vested or will vest by May 5, 2006 (within 60 days of March 6, 2006) pursuant to our stock incentive plans:

Dr. Hector de J. Ruiz	4,186,309	shares
Dr. W. Michael Barnes	45,370	shares
Mr. Bruce L. Claflin	66,660	shares
Ms. H. Paulett Eberhart	13,888	shares
Mr. Robert B. Palmer	57,886	shares
Dr. Leonard M. Silverman	83,455	shares
Mr. Morton L. Topfer	25,000	shares
Mr. Henri Richard	163,159	shares
Mr. Derrick R. Meyer	480,002	shares
Mr. Robert J. Rivet	774,168	shares
Mr. Thomas McCoy	707,918	shares
All directors and executive officers as a group	6,897,729	shares
(3)	Based on 482,298,980 shares of common stock outstanding as of March 6, 2006.
(4)	Mr. Richard is the Executive Vice President, Chief Sales and Marketing Officer of AMD.
(5)	Mr. Meyer is the President and Chief Operating Officer of AMD.
(6)	Mr. Rivet is the Executive Vice President, Chief Financial Officer of AMD.
(7)	Mr. McCoy is the Executive Vice President, Legal Affairs, and Chief Administrative Officer of AMD.

EXECUTIVE OFFICERS OF THE REGISTRANT

The following persons were our executive officers as of March 6, 2005:

Hector de J. Ruiz—Dr. Ruiz, 60, is our Chairman of the Board of Directors and Chief Executive Officer. Dr. Ruiz joined us in January 2000 as President and Chief Operating Officer and became our Chief Executive Officer on April 25, 2002. He was first appointed Chairman of the Board on April 29, 2004. Before joining AMD, Dr. Ruiz served as President of the Semiconductor Products Sector of Motorola, Inc. since 1997. Dr. Ruiz had held various executive positions with Motorola since 1977.

William T. Edwards—Dr. Edwards, 50, is our Senior Vice President, Chief Innovation Officer. Dr. Edwards joined us in January 2002 as Vice President and General Manager, Personal Connectivity Solutions and was named Senior Vice President, Chief Strategy Officer in February 2004 and was named in his current executive officer position in September 2005. Before joining AMD, Dr. Edwards was the Chief Executive Officer of Hesson Labs, Inc., a fabless semiconductor start-up, focusing on high-speed CMOS networking devices from June 2001 until January 2002. Hesson Labs filed a bankruptcy petition in federal court on January 22, 2002. Prior to that, Dr. Edwards was employed by Motorola for eight years, most recently as Senior Vice President and General Manager.

Thomas M. McCoy—Mr. McCoy, 55, is our Executive Vice President, Legal Affairs, and Chief Administrative Officer. From 1998 to December 2003, Mr. McCoy served as our Senior Vice President, General Counsel until his appointment as Chief Administrative Officer. Mr. McCoy also served as our Secretary from 1995 until April 2003. Before his appointment as Senior Vice President, Mr. McCoy held the office of Vice President, General Counsel from 1995 to 1998. Before joining us, Mr. McCoy was with the law firm of O’Melveny and Myers where he practiced law, first as an associate and then as a partner, from 1977 to 1995.

Derrick R. Meyer—Mr. Meyer, 44, is our President and Chief Operating Officer. Mr. Meyer joined AMD in 1995 and was Vice President of Engineering for the Computation Products Group before being promoted to Group Vice President, Computation Products Group, in 2001. In April 2002, Mr. Meyer became an executive officer of AMD and was promoted to Senior Vice President, Computation Products Group. Mr. Meyer became our Executive Vice President, Computation Products Group in 2004 and was named President and Chief Operating Officer of the Microprocessor Solutions Sector in April 2005. He was promoted to his current role in January 2006. Before joining us, Mr. Meyer was employed by Digital Equipment Corporation beginning in 1986 and by Intel Corporation from 1983 to 1986.

Henri Richard—Mr. Richard, 47, is our Executive Vice President, Chief Sales and Marketing Officer. Mr. Richard joined AMD in April 2002 as Group Vice President, Worldwide Sales. He was promoted to Senior Vice President in May 2003 and became an executive officer in February 2004. Before joining us, he was Executive Vice President of Worldwide Field Operations at WebGain, Inc., a privately held provider of Java software for Fortune 500 companies since September 2000. Before WebGain, Mr. Richard was President of the Computer Products Group at Bell Microproducts from April 2000 to August 2000 and Vice President, Worldwide Sales and Support for IBM’s Technology Group from December 1997 to April 2000.

Robert J. Rivet—Mr. Rivet, 51, is our Executive Vice President and Chief Financial Officer. Mr. Rivet joined us in September 2000. Before joining us, he had served as Senior Vice President and Director of Finance of the Semiconductor Products Sector of Motorola since 1997. Mr. Rivet served in a number of positions in semiconductor operations at Motorola since 1981, after joining the company in 1976 as a senior financial analyst and senior accountant.

Harry Wolin—Mr. Wolin, 43, is our Senior Vice President and General Counsel. Mr. Wolin was named an executive officer in July 2005. He joined AMD in May 2000. Prior to becoming General Counsel in 2003, Mr. Wolin was AMD’s Vice President, Intellectual Property. Before joining AMD, Mr. Wolin spent twelve years at Motorola in the legal department, most recently as the Vice President and Director of Legal Affairs for the Semiconductor Products Sector.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, our Section 16 officers and any persons holding more than 10 percent of our common stock to report to the Securities and Exchange Commission and the New York Stock Exchange their initial ownership of our stock and any changes in that ownership. We believe that during fiscal year 2005, our directors and Section 16 officers complied with all Section 16(a) filing requirements. In making the above statements, we have relied solely upon a review of Forms 3, 4 and 5 and amendments thereto furnished to us in fiscal 2005 and the written representations of our directors and Section 16 officers.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 25, 2005 with respect to shares of our common stock that may be issued under our existing equity compensation plans. Our 2004 Equity Incentive Plan, which was approved by our stockholders, is our only equity incentive plan available for the grant of new equity awards. The options outstanding and any full value shares have no tandem dividend equivalent rights and are not transferable for consideration.

Equity Compensation Plan Information

	Year Ended December 25, 2005
	Number of Securities to be Issued Upon Exercise of Outstanding Options		Weighted-Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
	(a)		(b)	(c)
Equity compensation plans approved by stockholders	31,512,351	(1)	$16.55	18,009,525	(2)
Equity compensation plans not approved by stockholders	14,415,893	(3)	$12.05	—

Total	45,928,244			18,009,525

(1)	Excludes 1,019,711 shares issued as restricted stock or restricted stock units.
(2)	Includes approximately 15,668,000 shares reserved for award under our 2004 Equity Incentive Plan and approximately 2,341,327 shares reserved for award under our 2000 Employee Stock Purchase Plan.
(3)	Includes 69,396 shares outstanding from treasury stock issued as non-plan grants.

EXECUTIVE COMPENSATION

The following table shows compensation information for our Chief Executive Officer and our four other most highly paid executive officers as of the end of our last fiscal year.

SUMMARY COMPENSATION TABLE (2003-2005)

							Long-Term Compensation
		Annual Compensation					Awards			Payouts
(a)	(b)	(c)		(d)	(e)		(f)		(g)	(h)	(i)
Name and Principal Position	Year	Salary		Bonus(1)	Other Annual Compen- sation(2)		Restricted Stock Award(s)(3)(4) ($)		Securities Underlying Options (#)	LTIP Payouts(5)	All Other Compen- sation(6)
Hector de J. Ruiz Chairman and Chief Executive Officer	2005	$950,019		$4,000,000	$70,939	(7)	50,000	$1,117,500	375,000	$824,142	$40,624
	2004	$950,019		$1,231,900	$69,354	(7)		0	500,000	0	$43,007
	2003	$950,019		$7,329	$67,710	(7)		0	375,000	N/A	$40,129

Henri Richard Executive Vice President, Chief Sales and Marketing Office	2005	$1,493,210	(8)	$1,300,000	$25,922		65,000	$1,117,500	53,750	$176,892	$8,790
	2004	$466,439		$417,001	$25,763			0	112,500	0	$11,270
	2003	$420,966		$383,488	$25,247			0	56,250	$11,509	$8,248

Derrick R. Meyer President and Chief Operating Officer	2005	$494,231		$1,500,000	$24,000		15,000	$335,250	112,500	$179,317	$15,646
	2004	$467,829		$297,168	$24,000		40,000	$605,600	150,000	0	$18,113
	2003	$451,883		$168,473	$24,000			0	112,500	$46,036	$15,055

Robert J. Rivet Executive Vice President, Chief Financial Officer	2005	$536,655		$1,300,000	$25,343		12,000	$268,200	91,250	$195,107	$36,280
	2004	$506,279		$310,984	$25,341			0	125,000	0	$36,749
	2003	$485,014		$61,944	$24,300			0	93,750	$49,617	$23,793

Thomas M. McCoy Executive Vice President, Legal Affairs, and Chief Administrative Officer	2005	$502,914		$1,100,000	$26,394		12,000	$268,200	91,250	$180,401	$32,510
	2004	$476,803		$174,750	$36,000			0	125,000	0	$34,137
	2003	$426,939		$58,620	$24,000			0	93,750	$47,058	$27,566

(1)	Includes cash profit sharing in the following amounts:

	Ruiz	Richard	Meyer	Rivet	McCoy
2004	$11,445	$5,577	$6,790	$6,044	$5,700
2003	$7,329	$3,472	$3,472	$3,742	$3,420

No profit sharing was paid to officers for 2005.

(2)	We provide our officers with a taxable car allowance of $24,000 annually. We also provide a taxable reimbursement of up to $6,000 annually for financial planning, which may include tax preparation and estate planning services.

(3)	Includes restricted stock and restricted stock units not reported as long-term incentive plan awards on page 20, below. The dollar value of these awards was calculated by multiplying the closing price of our common stock on the date of grant by the number of shares awarded. Each executive officer received one award of the full number of shares listed, except for Mr. Richard who received five separate awards, with the total number of shares listed.

(4)	The following table shows the total number and value of unvested restricted stock shares/units held by each named executive officer as of the end of the 2005 fiscal year. The fiscal year end value is based on a per share price for our stock of $30.50, on December 23, 2005, the last trading day of the fiscal year.

	Number of Restricted Stock Shares/Units	Value at December 25, 2005
Ruiz	260,000	$7,930,000
Richard	125,000	$3,812,500
Meyer	105,000	$3,202,200
Rivet	72,000	$2,196,000
McCoy	52,000	$1,586,000

(5)	Includes carryover amounts from 2004 in the following amounts:

Ruiz	Richard	Meyer	Rivet	McCoy
$32,459	$26,637	$29,059	$31,618	$29,705

(6)	Includes matching contributions to our 401(k) Plan in the following amounts:

	Ruiz	Richard	Meyer	Rivet	McCoy
2005	$6,300	$6,300	$6,300	$6,300	$6,300
2004	$6,150	$6,150	$6,150	$6,150	$6,150
2003	$6,000	$5,758	$6,000	$6,000	$6,000

Includes deferred profit sharing in the following amounts:

	Ruiz	Richard	Meyer	Rivet	McCoy
2004	$2,630	$2,630	$2,744	$2,630	$2,630
2003	$0	$0	$0	$0	$0

No deferred profit sharing was paid to officers in 2005.

Includes our matching contributions to the deferred compensation program in the following amounts:

	Ruiz	Richard	Meyer	Rivet	McCoy
2005	$0	$0	$0	$9,824	$8,685
2004	$0	$0	$0	$9,038	$8,154
2003	$0	$0	$0	$0	$6,658

Includes imputed income from term life insurance provided by us in the following amounts:

	Ruiz	Richard	Meyer	Rivet	McCoy
2005	$2,894	$1,710	$952	$1,516	$1,873
2004	$2,797	$1,710	$887	$1,339	$1,589
2003	$2,699	$1,710	$762	$1,197	$1,320

Includes premiums paid for individual insurance policies by us in the following amounts:

	Ruiz	Richard	Meyer	Rivet	McCoy
2005	$31,430	$780	$8,394	$18,641	$15,652
2004	$31,430	$780	$8,332	$17,592	$15,614
2003	$31,430	$780	$8,293	$16,596	$13,588

(7)	Includes for 2005, $24,000 for auto expenses, $20,000 for legal expenses, $15,439 for financial planning, $2,833 for use of the company-provided airplane, $4,994 for security expenses and $3,673 for a tax gross-up. We value the use of the company-provided plane by calculation of the incremental cost to the Company. In 2005, Dr. Ruiz made two personal stops while traveling on business on the plane. The tax gross up reimburses Dr. Ruiz for the taxes he paid on the income imputed to him when his spouse traveled on the plane with him to attend a business event. Includes for 2004, $24,000 for auto expenses, $18,000 for legal expenses, $18,399 for financial planning, $1,345 for use of the company-provided airplane, $4,292 for security expenses and $3,318 for a tax gross up. Includes for 2003, $28,959 for financial planning, $24,000 for auto expenses, $6,246 for use of the company-provided airplane, $4,115 for security expenses, $2,595 for a computer and $1,795 for a tax gross up.
(8)	Includes a $1,000,000 retention payment.

2005 OPTION GRANTS

Name	Number of Securities Underlying Options Granted(1)	% of Total Options Granted to Employees in Fiscal Year	Exercise Price Per Share	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation For Option Term(2)
					5%	10%
Hector de J. Ruiz	125,000	1.58	$16.66	02/03/12	$847,787	$1,975,703
	125,000	1.58	$14.16	04/28/12	$720,568	$1,679,229
	125,000	1.58	$20.10	07/27/12	$1,022,840	$2,383,652
Henri Richard	31,250	0.39	$16.66	02/03/12	$211,947	$493,926
	10,000	0.13	$14.16	04/28/12	$57,645	$134,338
	6,250	0.08	$14.16	04/28/12	$36,028	$83,961
	6,250	0.08	$20.10	07/27/12	$51,142	$119,182
Robert J. Rivet	31,250	0.39	$16.66	02/03/12	$211,947	$493,926
	30,000	0.38	$14.16	04/28/12	$172,936	$403,015
	30,000	0.38	$20.10	07/27/12	$245,481	$572,076
Derrick R. Meyer	37,500	0.47	$16.66	02/03/12	$254,336	$592,711
	37,500	0.47	$14.16	04/28/12	$216,170	$503,769
	37,500	0.47	$20.10	07/27/12	$306,852	$715,095
Thomas M. McCoy	31,250	0.39	$16.66	02/03/12	$211,947	$493,926
	30,000	0.38	$14.16	04/28/12	$172,936	$403,015
	30,000	0.38	$20.10	07/27/12	$245,481	$572,076

(1)	For all optionees: Each option granted has a seven-year term. Each option is subject to earlier termination upon the optionee’s termination of employment, death or disability. The exercise price may be paid in cash or in previously owned shares. Withholding taxes due on exercise may be paid in cash, with previously owned shares or by having shares withheld. Except as provided in any employment agreement or change in control agreement, the options vest only if the executive is employed by us on the vesting date. The stock options granted to the officers named above vest as follows:

Name	Grant	Vested 4/27/05*	Vest 4/28/06	Vest Monthly Until 4/28/08
Hector de J. Ruiz	125,000	125,000
	125,000		41,667	83,333
	125,000		41,667	83,333
Henri Richard	31,250	31,250
	10,000		3,334	6,666
	6,250		2,083	4,167
	6,250		2,083	4,167
Robert J. Rivet	31,250	31,250
	30,000		10,000	20,000
	30,000		10,000	20,000
Derrick R. Meyer	37,500	37,500
	37,500		12,500	25,000
	37,500		12,500	25,000
Thomas M. McCoy	31,250	31,250
	30,000		10,000	20,000
	30,000		10,000	20,000

*	Vesting of all stock options with exercise prices in excess of the then-current closing price of $14.51 was accelerated to April 27, 2005 to eliminate future compensation expense associated with these options as measured under Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (Revised 2004).

Upon an optionee’s termination of employment, options may be exercised only to the extent exercisable on the date of such termination of employment. Upon an optionee’s death or disability, certain options that vest during the year of death or disability may become exercisable. Options may also become fully exercisable upon a change in control of AMD as that term is defined under our equity incentive plans or in accordance with an optionee’s management continuity agreement. For additional information, see the discussion under “Employment Agreements” and “Change in Control Arrangements.”

(2)	The 5% and 10% assumed rates of annual compound stock price appreciation are mandated by rules of the Securities and Exchange Commission and do not represent our estimate or projection of future prices of our common stock.

AGGREGATED OPTION EXERCISES IN 2005

AND FISCAL YEAR-END OPTION VALUES

Name	Number of Shares Acquired on Exercise	Value Realized(1)	Number of Securities Underlying Unexercised Options at 12/25/05		Value of Unexercised In-The-Money Options at 12/25/05(1)
			(Exercisable)	(Unexercisable)	(Exercisable)	(Unexercisable)
Hector de J. Ruiz	263,890	$3,132,641	4,158,342	527,768	$57,087,287	$8,640,659
Henri Richard	75,040	$757,142	186,202	61,258	$3,053,692	$1,068,098
Robert J. Rivet	50,000	$541,366	711,807	148,193	$10,621,466	$2,539,046
Derrick R. Meyer	135,000	$1,744,836	501,994	123,956	$6,716,503	$1,931,335
Thomas M. McCoy	130,972	$1,916,926	730,557	148,193	$8,185,032	$2,539,046

(1)	Value for these purposes is based solely on the difference between market value or sale value of underlying shares on the applicable date (i.e., date of exercise or fiscal year-end) and the exercise price of options times the number of shares covered by the options.

LONG-TERM INCENTIVE PLAN AWARDS

In 2005, our Compensation Committee approved the 2005 Advanced Micro Devices, Inc. Long-Term Incentive Plan (2005 LTIP). This plan is effective as of January 1, 2005 and replaced the former long-term incentive plan (Former LTIP) applicable to officers.

The 2005 LTIP is designed to provide multi-year incentive compensation to officers and other employees of AMD. 2005 LTIP awards are generally based on three-year performance cycles and performance measures for each cycle are established by the Compensation Committee. 2005 LTIP awards are made in restricted stock units or cash. A three-year cycle and a transitional two-year cycle were approved for officers, both commencing January 1, 2005. The awards will be payable only if we achieve, on an overall basis for the two-year 2005-2006 cycle and the three-year 2005-2007 period, specified goals for relative revenue growth and operating income margin. For our Chief Executive Officer and other officers, awards will be paid in shares of our common stock as a result of vesting of restricted stock units granted under our 2004 Equity Incentive Plan. In October 2005, the Committee approved the grant of the maximum restricted stock units that can be earned under the 2005 LTIP for the two 2005 cycles as set forth below.

	Number of Restricted Stock Units That Can Be Earned for Various Levels of Performance
Participant	Below Threshold	Target	Maximum	Maximum Value(1)
For the Award Cycle 2005 through 2006
Dr. Hector de J. Ruiz	0	31,500	63,000	$1,408,050
Mr. Derrick R. Meyer	0	9,000	18,000	$378,000
Mr. Henri Richard	0	9,000	18,000	$378,000
Mr. Robert J. Rivet	0	9,000	18,000	$378,000
Mr. Thomas M. McCoy	0	6,000	12,000	$252,000

For the Award Cycle 2005 through 2007

Dr. Hector de J. Ruiz	0	73,500	147,000	$3,285,450
Mr. Derrick R. Meyer	0	21,000	42,000	$882,000
Mr. Henri Richard	0	21,000	42,000	$882,000
Mr. Robert J. Rivet	0	21,000	42,000	$882,000
Mr. Thomas M. Mcoy	0	14,000	28,000	$588,000

(1)	Maximum value amounts are based on a share price of $21.00 for the officers and $22.35 for Dr. Ruiz, the closing price of our common stock on the NYSE on the date of grant.

SPECIAL RETIREMENT ARRANGEMENTS

Replacement Retirement Benefit Arrangement for Dr. Ruiz

The following table shows the estimated annual benefits payable upon retirement to Dr. Ruiz under his current employment agreement with us.

Estimated Annual Retirement Benefits

Average of 3 Highest Years of Salary Paid in the 10 Years of Employment ending on Retirement Date	Years of Service
	5	10
$ 950,000	$ 190,000	$ 380,000
1,000,000	200,000	400,000
1,100,000	220,000	440,000
1,200,000	240,000	480,000
1,300,000	260,000	520,000

The amount of the annual retirement benefit for Dr. Ruiz is calculated as follows: (1) the average of the three highest annual base salaries for the last 10 years of the period beginning April 26, 2002 and ending on the date of retirement (for purposes of this formula, however, annual base salary cannot exceed $1,000,000 annually compounded by three percent from January 1, 2002); (2) that average is then multiplied by the product of four percent and Dr. Ruiz’ number of full years of service with us (not to exceed 10 years of service); (3) the resulting product is then reduced by any other defined benefit plan benefits he will receive (currently, we do not maintain any defined benefit retirement plan), but not for Social Security payments. Retirement benefits are payable in the form of a single life annuity guaranteed for 10 years or a joint annuity. If a joint annuity is elected, then the annual amount of the retirement benefit received by Dr. Ruiz and his spouse is reduced according to an actuarially determined formula. In the case of certain terminations following a change of control, we may be required to credit Dr. Ruiz with the greater of two years of service or service through April 26, 2007.

Replacement Retirement Benefit Arrangement for Mr. Rivet

To replace certain retirement benefits that Mr. Rivet forfeited when he joined us, we agreed to pay Mr. Rivet a lump sum payment on the earlier of the following: (1) age 55; (2) termination of employment following a change in control; and (3) our termination of Mr. Rivet’s employment without cause after age 54.

Mr. Rivet’s lump sum payment will be determined by discounting to present value on the date of determination a stream of lifetime payments equal to no more than 70 percent of his base salary then in effect, and then deducting from that present value the value of certain other retirement payments from us and his former employer. If Mr. Rivet becomes permanently and totally disabled prior to age 55, he will receive such benefits but we will deduct the present value of any payments he will receive after age 55 under our executive long-term disability policy. Mr. Rivet will also receive a supplemental payment to cover federal income and Medicare taxes and any state income taxes due as a result of the lump sum payment.

Employment Agreements

Dr. Ruiz’ Employment Agreement.    Effective January 31, 2002 (the Effective Date), we entered into an employment agreement with Dr. Ruiz (the Agreement) that provides for his tenure as Chief Executive Officer through April 26, 2007, subject to automatic renewal for one-year periods unless we notify Dr. Ruiz that we will not renew. This Agreement was amended effective January 1, 2005 (the January 2005 Amendment) following his appointment as Chairman in April 2004. The Agreement provides for an annual base compensation to Dr. Ruiz of $950,000, which may be increased at the discretion of the Compensation Committee.

Under the January 2005 Amendment, Dr. Ruiz is eligible to receive a target annual incentive bonus equal to 150 percent of his annual base salary, with a maximum annual incentive bonus opportunity not to exceed 450 percent of Dr. Ruiz’ annual base salary. This bonus is paid only upon Dr. Ruiz’ achievement of certain identified performance goals established by the Compensation Committee. Dr. Ruiz is also eligible to receive discretionary bonuses, in amounts determined by the Compensation Committee. Dr. Ruiz was paid an annual bonus of $4,000,000 for 2005 comprised of $1,775,586 pursuant to the Agreement and $2,224,414 as a discretionary award.

In addition to this annual incentive bonus, Dr. Ruiz became eligible pursuant to the January 2005 Amendment to participate under the Company’s Former LTIP. Under the Former LTIP, Dr. Ruiz was eligible for an annual target LTIP incentive payment of 200 percent of Dr. Ruiz’ annual base salary and a maximum LTIP incentive payment not to exceed 400 percent of Dr. Ruiz’ annual base salary. Twenty-five percent (or such lower percentage as may be determined by the Compensation Committee) of any payment to Dr. Ruiz under the Former LTIP was to be paid in restricted stock issued under our 2004 Equity Incentive Plan. Dr. Ruiz was paid $824,142 for a portion of 2004 and for 2005 under the Former LTIP, all of which was paid in cash.

On October 27, 2005, the Board of Directors approved an amendment to the Agreement (the October 2005 Amendment) to reflect Dr. Ruiz’ participation in the 2005 LTIP at the same levels described above for the Former LTIP (see the discussion of the 2005 LTIP beginning on page 20, above). He remained eligible for a payment under the Former LTIP for cycles ended December 25, 2005.

The aggregate of all cash bonus payments and all LTIP payments in cash and stock to Dr. Ruiz is capped at the highest of $5 million per year, such other limit as may be specified in the Executive Incentive Plan or the amount deductible by the Company for federal tax purposes, with any excess carried over for three years or until such time as the $5 million bonus payment limitation under the Company’s Executive Incentive Plan is increased. Dr. Ruiz is eligible to participate in our other benefit plans. Dr. Ruiz is also entitled to $25,000 out-of-pocket reimbursement for financial planning, tax planning, estate planning, and tax preparation. Unused amounts are carried forward to future years. Dr. Ruiz is permitted the use of a leased airplane consistent with our policy for business purposes and an automobile allowance.

Dr. Ruiz will be reimbursed by us in the event that any income taxes are payable to the State of California in connection with income attributable to payments or benefits under the Agreement and the exercise of any stock option granted by us. In addition, we will reimburse Dr. Ruiz for any federal and state income taxes payable with respect to this reimbursement (the California tax reimbursement). Total payments made will not exceed $400,000 per year (or $800,000 per year in the case of termination without cause (or constructive termination) in connection with a change in control). Any unused amount will be carried forward and added to the availability of tax reimbursements, if any, for any of the next three years. No tax reimbursements have been made to date.

Under the Agreement, we granted Dr. Ruiz options for 1,200,000 shares at $16.05 per share, the fair market value of our common stock on the date of grant in 2002. These options have vested. Options granted under this Agreement are referred to in this proxy statement as New Options. If vested, the New Options and all other options held by Dr. Ruiz with an exercise price on the Effective Date of the Agreement equal to or greater than the fair market value of our common stock on the Effective Date (the Prior Options) may be exercised after termination of employment for a period of: (i) five years in the case of a termination for death or disability, retirement, or termination without cause or constructive termination on or following a change in control; and (ii) two years in the case of a constructive termination or a termination without cause prior to a change in control. Dr. Ruiz is eligible for the grant of additional equity compensation awards after the Effective Date (the New Awards) at a level no less than other executive receive and was granted stock options covering 375,000 shares in 2003, 500,000 shares in 2004, 375,000 shares in 2005 and 50,000 restricted stock units in 2005.

If we terminate Dr. Ruiz without cause (or constructively terminate Dr. Ruiz) prior to a change in control, Dr. Ruiz will receive his annual base salary, prorated annual bonus and prorated LTIP through the date of termination and an amount equal to the sum of two times his annual base salary plus the sum of his highest (i) annual bonus, (ii) discretionary bonus, and (iii) LTIP payments during the last three years. Dr. Ruiz will receive any bonus amounts carried forward from the previous three years. Dr. Ruiz, his spouse and any eligible dependents will be provided with health benefits for 24 months. Dr. Ruiz also will be entitled to the California tax reimbursement. In addition, all of Dr. Ruiz’ New Options and Prior Options will vest and become fully exercisable and all restrictions on any New Awards will lapse, and such awards will become nonforfeitable. Dr. Ruiz is entitled to an accrued “Retirement Benefit” that is described above in the section entitled, “Special Retirement Arrangements.” Dr. Ruiz is entitled to continued indemnification for 10 years following his termination.

If we terminate Dr. Ruiz without cause (or constructively terminate Dr. Ruiz) on or following a change in control, Dr. Ruiz will receive a payment in an amount equal to the sum of three times his annual base salary. Dr. Ruiz will also receive, in addition to amounts to which he is currently entitled under the Agreement, a pro-rata portion of any LTIP incentive payments that he would have received had he remained Chief Executive Officer through the last day of such award cycle. He will also receive an amount equal to his highest annual bonuses, discretionary bonuses and LTIP incentive payments during the last three years, provided that payment of such bonuses and LTIP incentive payments shall not exceed the highest of $5 million, such other limit as may be specified in the Executive Incentive Plan or the amount deductible by the Company for federal tax purposes. We will also be required to provide health benefits for the life of Dr. Ruiz and his spouse. Dr. Ruiz will be entitled to the California tax reimbursement. In addition, all of Dr. Ruiz’ unvested options will vest and become fully exercisable and all restrictions on any other awards will lapse and such awards will become nonforfeitable. Dr. Ruiz also will be entitled to the accrued Retirement Benefit and will be credited with additional service through April 26, 2007, or two additional years of service credit, if more. Dr. Ruiz will also receive an additional payment to reimburse him for federal excise taxes (and taxes on those taxes, if any are payable).

If we do not renew Dr. Ruiz’ employment with us after expiration of its initial five-year term or at the end of any one-year renewal term, generally Dr. Ruiz will receive his annual base salary and prorated annual bonus through the date of termination and, additionally, an amount equal to the sum of two times his annual base salary. Dr. Ruiz will receive any bonus amounts carried forward from the previous three years. Dr. Ruiz, his spouse and any eligible dependents will be provided with health benefits for 24 months. Dr. Ruiz will be entitled to the California tax reimbursement. In addition, all of Dr. Ruiz’ unvested New Options, Prior Options and New Awards will vest. Dr. Ruiz will be entitled to the accrued Retirement Benefit.

In the event of Dr. Ruiz’ retirement, Dr. Ruiz will receive the accrued Retirement Benefit. We will provide health benefits for the life of Dr. Ruiz and his spouse. Dr. Ruiz will be entitled to the California tax reimbursement. In addition, all of Dr. Ruiz’ unvested New Options, Prior Options and New Awards will vest.

In the event Dr. Ruiz’ employment is terminated due to his death or disability, Dr. Ruiz or his beneficiary will be entitled to the accrued Retirement Benefit. We will provide health benefits for the life of Dr. Ruiz and his spouse. Dr. Ruiz will be entitled to the California tax reimbursement. In addition, all of Dr. Ruiz’ unvested New Options, Prior Options and New Awards that would have become vested within 24 months of the date of Dr. Ruiz’ employment shall vest and become fully exercisable.

In the event Dr. Ruiz voluntarily terminates his employment with the company, he is entitled to continued indemnification by the Company for 10 years and his accrued Retirement Benefit.

Chairman Emeritus Agreement.    In November 2000, we entered into an amended and restated employment agreement with Mr. W. J. Sanders III that provided for his tenure as Chairman and an executive officer of AMD through December 27, 2003. Mr. Sanders then served as a non-employee Chairman of our Board of Directors until April 2004. He was appointed Chairman Emeritus shortly before he retired from the Board in 2004.

Under his employment agreement, Mr. Sanders is entitled to life insurance and health benefits for his life (and the life of his wife and his children until they reach age 21, together with any necessary tax gross-up). Mr. Sanders is also entitled to the use of a comparable office and secretarial services, an automobile and security driver, $25,000 each year for financial and estate planning services (accrued from 1996 through 2008) and continued access to our facilities and services, including any aircraft available to us, until December 27, 2008. In 2005, the incremental cost to AMD of Mr. Sanders’ use of Company-provided aircraft was $250,286 and Company-provided automobile was $106,945.

Change in Control Arrangements

Management Continuity Agreements.    We have entered into management continuity agreements with each of our executive officers, except Dr. Ruiz, designed to ensure their continued services in the event of a change in control. Dr. Ruiz’ Agreement addresses a change in control and is discussed above in the section entitled, “Employment Agreements,” beginning on page 21.

For purposes of Dr. Ruiz’ Agreement and the management continuity agreements, a change in control includes any change of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended. A change in control is conclusively presumed to have occurred on:

•	Acquisition by any person, other than AMD, or any employee benefit plan of ours, of beneficial ownership of more than 20 percent of the combined voting power of our then-outstanding securities. In Dr. Ruiz’ Agreement, the 20 percent threshold excludes securities acquired directly from AMD. Dr. Ruiz’ Agreement also includes a 35 percent threshold as an additional presumed change of control event;

•	A change of the majority of the Board of Directors during any two consecutive years, unless certain conditions of Board approval are met; or

•	A determination by certain members of the Board of Directors within one year after an event that such event constitutes a change in control.

The management continuity agreements provide that, in the event of a change in control, we will reimburse the executive officer for any federal excise taxes (and taxes on those taxes) payable as a result of benefits received from us. The management continuity agreements provide that, if within two years after a change in control the executive officer’s employment is terminated by us or the executive officer is constructively discharged, the executive officer will receive:

•	A severance benefit equal to three times the sum of his rate of annual base compensation plus the average of his two highest bonuses in the last five years;

•	Payment of his accrued bonus;

•	Twelve months’ continuation of other incidental benefits; and

•	Full and immediate vesting of all unvested stock options, stock appreciation rights and restricted stock awards.

In addition, for Mr. Rivet, if a change in control occurs, he will receive a lump sum payment of his retirement benefit, see page 21.

Vesting of Stock Options.    All stock options granted and restricted stock awarded under our equity incentive plans become fully vested on termination of employment (other than for misconduct) or constructive termination within one year following a change in control, as defined in the plans.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In June 2001, we loaned $2,000,000 to Dr. Ruiz pursuant to a promissory note secured by a deed of trust on real property. The interest rate on the loan was 5.02 percent and it was payable in full in June 2006. The largest amount owed by Dr. Ruiz during 2005 was $2,083,896. Dr. Ruiz repaid this loan and interest in full on February 4, 2005.

Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this proxy statement, in whole or in part, the following reports and the Performance Graph on page 31 will not be incorporated by reference into any such filings, nor will they be deemed to be soliciting material or deemed filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee of the Board of Directors (“the Committee”) oversees the Company’s executive compensation program and equity plans and is specifically responsible for approving and reporting to the Board on the compensation of the Company’s officers, including the Chief Executive Officer.

In 2005, the Compensation Committee of AMD’s Board of Directors consisted of Dr. Silverman, as Chair, Mr. Claflin, Mr. Edmondson and Mr. Palmer. Mr. Edmondson served as a member from April 28, 2005 until he resigned from the Board of Directors effective February 24, 2006. Dr. Brown and Mr. Blalack served on the Compensation Committee before they retired on April 28, 2005. The members of the Compensation Committee are “independent,” as determined by the Board of Directors and are “outside directors,” as defined in Section 162(m) of the Internal Revenue Code.

The Committee, through delegation from the Board of Directors, has overall responsibility for the following:

•	Establishing the specific performance objectives for the Chief Executive Officer and subsequently evaluating his or her compensation based on achievement of those objectives;

•	Overseeing all other executive officers’ compensation, including salary, bonus and long-term incentives (cash and equity), relative to achievement of objectives set by the Chief Executive Officer; and

•	Administering the Company’s 2004 Equity Incentive Plan, including final approval of equity incentive grants to the Chief Executive Officer, other executive officers and, depending on the size of the award, other employees.

In discharging its duties, the Committee has retained the services of a compensation consultant and outside legal counsel in order to have independent, expert perspectives on matters related to executive compensation, Company and executive performance, equity plans and other issues. The Committee has the sole authority to determine the scope of services for these consultants and may terminate the consultants’ services at any time. The fees of these consultants are paid by the Company.

In 2005, certain executives of the Company, as needed, and the independent consultants attended meetings of the Committee. No officer of the Company was present during discussions or deliberations regarding that officer’s own compensation. Additionally, the Committee met in executive session with its independent consultant and outside counsel to discuss various matters and formulate certain final decisions, including those regarding the performance and compensation of the Chief Executive Officer.

Compensation Philosophy

The Company’s compensation philosophy is to:

•	Focus management on sustained, long-term growth of profits at a level greater than that of other semiconductor companies;

•	Structure overall target compensation to be competitive in order to attract, motivate and retain highly qualified executives, with a large proportion of target compensation “at risk” for performance; and

•	Align the interests of management and stockholders through the use of equity incentives and stock ownership guidelines.

In order to implement this philosophy, the Company provides each of the officers with:

•	Base salary;

•	Short- and long-term incentives tied to specific goals that support sustained, long-term growth in profits;

•	Equity incentives with stock ownership guidelines; and

•	Other benefits, such as a health care plan.

Comparator Group.    When establishing base salaries, total target cash (salary and bonus) and equity incentives for officers, the Committee considers the executive’s role, leadership responsibilities and performance during the past year as well as the amount of compensation paid to officers in similar positions at comparable companies. These companies have a median revenue of approximately $6 billion, are in the semiconductor industry and/or, more broadly, the technology sector, and directly compete with the Company for executive-level talent. Several of these companies are included in the S&P 500 Semiconductor Index used in the performance graph appearing in this proxy statement.

Pay Positioning.    For the past several years, the Company has had to compete directly for talent against larger, established competitors in the semiconductor industry. In order to attract and retain the highest caliber of executives, overall target compensation is positioned to result in compensation in the third quartile relative to the comparator group in years in which the Company’s financial performance exceeds the performance of its industry.

Performance Measures/Goals.    Short- and long-term incentives incorporate both financial and individual performance measures that reinforce sustained, long-term growth of profits, including revenue, gross margin and operating income. The Committee discusses the specific goals proposed for the performance measures with the Chief Executive Officer, Chief Financial Officer and its compensation consultant. Individual measures can include strategic, management, leadership and development goals. In 2005, performance measures and goals for the officers were reviewed and approved by the Committee.

Short-Term Incentives.    Short-term incentives are used to focus executives on tactical objectives that support long-term strategic goals. The amounts payable under short-term incentives range from 100 to 150 percent of base salary, depending on the executive’s level of responsibility and his or her performance. A minimum of 75 percent of the targeted bonus is based on the achievement of predetermined corporate operating income goals beyond threshold levels of performance. The remainder is based on the executive’s achievement of various goals developed by the executive’s manager. In 2005, all officers received formula-based bonuses, averaging approximately 125 percent of target, for achievement against operating income goals. In addition to the formula-based bonuses, the officers received performance-based discretionary bonuses for individual results in 2005. Dr. Ruiz’ annual incentive is discussed below.

Long-Term Incentives.    The Company’s long-term incentives combine equity awards with stock ownership requirements and cash.

A fundamental tenet of the Company’s compensation policy is that significant equity participation aligns the perspectives of officers and other stockholders, especially when combined with stock ownership guidelines: officers are asked to acquire stock ownership equal to 50 percent of their annual equity incentive award guideline within five years. Unexercised stock options (vested or unvested) and unvested restricted stock units do not count toward the requirements. The Chief Executive Officer monitors the progress of each of the officers in satisfying the requirements. The Committee reviews progress against the ownership guidelines for the officers annually.

As of March 6, 2006, officers of the Company owned an aggregate of 467,104 shares of common stock and had a right to acquire an additional 6,605,470 shares of common stock upon the exercise of employee stock options that are exercisable and the vesting of restricted stock units that vest by May 5, 2006. These interests, exclusive of other outstanding options, represented in the aggregate 1.47 percent of the Company’s outstanding capital stock on March 6, 2006.

Under the Company’s Former LTIP, each of the officers is eligible for a cash long-term incentive tied to the Company’s 1) three-year average return on equity relative to that of firms that comprise the S&P 500 Index and 2) three-year sales growth relative to that of firms in the semiconductor industry, as published by Worldwide Semiconductor Trade Statistics (WSTS). In order for an award to be paid under the long-term component, the Company must achieve a threshold level of performance relative to the S&P 500 and WSTS indexes, which is established by the Committee. The amount payable under the long-term component ranges from 0 percent to 60 percent of base salary for officers, other than the Chief Executive Officer. Dr. Ruiz began participating in the Former LTIP as of October 2004, as discussed below.

Under the Former LTIP, awards are only paid if operating profits in the year of payment are within a pre-established spending limit; if not, awards are carried over for a maximum of three years until paid or forfeited. The awards for 2004 and 2005 were paid in 2006.

Other Benefits.    The Company provides other benefits to officers at a competitive level, including a car allowance, financial planning reimbursement, a security allowance, an elective income deferral/ investment plan, a health care plan and a 401(k) plan. The Chief Executive Officer and Chief Financial Officer have special retirement benefits to replace the benefits they forfeited when they joined the Company (discussed in detail under “Special Retirement Arrangements” on page 21).

Compensation of the Chief Executive Officer

The Committee carefully reviews the compensation of the Chief Executive Officer relative to the Company’s long-term business plan, financial and strategic goals that it has set and compensation provided to other chief executive officers (excluding founders) of the comparator group. Additionally, the Committee seeks advice from its independent compensation consultant and outside counsel. Based on this review, the Committee made several decisions regarding Dr. Ruiz’ 2005 compensation.

In 2005, the Company achieved record annual revenues of $5.85 billion, a 17 percent increase from 2004. Net income in 2005 was $165 million, an increase of 82 percent from 2004. The Company’s cash, including cash equivalents and short term investments, totaled approximately $1.8 billion at fiscal year end, and the Company reduced debt and lowered its debt-to-capital ratio to 28 percent. The Company, excluding the Memory Group segment (see the discussion of the Spansion Inc. initial public offering, below), had sales of $3.9 billion for the year, an increase of 48 percent from comparable sales in 2004. Operating income, excluding the Memory Group segment, was $543 million in 2005, up 190 percent from 2004. The Committee considered these and other financial metrics.

In addition to evaluating the Company’s financial results, the Committee reviewed the Company’s microprocessor and personal connectivity solutions technology and product status as well as the completion of the Spansion Inc. initial public offering of Class A common stock on December 21, 2005. Spansion was the Company’s majority-owned Flash memory subsidiary. The Committee also considered the successful progress of AMD in pursuing its global antitrust claims against Intel Corporation.

In 2005, compensation for Dr. Ruiz consisted of his base salary, an annual cash incentive tied to financial and individual goals, a discretionary cash award, payments under the Former LTIP, stock options and restricted stock unit awards.

Dr. Ruiz received a base salary in 2005 of $950,000 pursuant to his Agreement. His base salary has not changed since 2003. Dr. Ruiz’ Agreement is discussed in detail under “Employment Agreements” on page 21.

For 2003, Dr. Ruiz did not receive a formula-based annual incentive bonus nor did he receive any discretionary bonus as permitted under his employment agreement. For 2004, the Committee approved an annual incentive bonus of $970,455 based on the formula in Dr. Ruiz’ Agreement. The Committee also awarded a discretionary bonus of $250,000 for Dr. Ruiz for 2004. For 2005, Dr. Ruiz received an annual bonus of $4,000,000, comprised of $1,775,586 pursuant to the Agreement and $2,224,414 as a discretionary award.

Dr. Ruiz was awarded 375,000 stock options and 50,000 restricted stock units in 2005. Before deciding to grant these options to Dr. Ruiz, the Committee consulted other members of the Board of Directors, members of senior management, its compensation consultant and its legal counsel. In its deliberations, the Committee considered AMD’s long-term strategic plan and the desire to secure Dr. Ruiz’ active leadership through 2007 and beyond.

In 2004, the Committee also effected a rebalancing of Dr. Ruiz’ incentives to better align performance goals and compensation for Dr. Ruiz with that of other executives and increase the emphasis on long-term performance results. In 2005, 80 percent of Dr. Ruiz’s short-term incentives were based on the same financial goals, including revenue and operating income, as other officers, with the remainder tied to specific strategic objectives set by the Committee for Dr. Ruiz in 2005. The amount payable to Dr. Ruiz under short-term incentives ranges from 0 percent to 450 percent of salary, with a target of 150 percent.

Additionally, as of October 2004, Dr. Ruiz was eligible for the Former LTIP. For the cycle ended in 2005, Dr. Ruiz received 15/36ths of amounts determined by the plan formula.

Amendments to Dr. Ruiz’ Employment Agreement.    On October 27, 2004, the Company entered into the January 2005 Amendment with Dr. Ruiz. The material changes to his Agreement affected the calculation of his annual bonus opportunity and provided for his participation under the Company’s Former LTIP as described above. The amendment also provided for the inclusion of payments to Dr. Ruiz under the Former LTIP in the calculation of amounts he is entitled to receive if the Company terminates him without cause (or constructively terminates Dr. Ruiz) prior to, or in connection with, a change in control. In entering into the January 2005 Amendment, the Committee considered the impact on the Company of the compensation elements, as modified by the January 2005 Amendment, in the event of the termination of the employment of Dr. Ruiz, whether or not in connection with a change in control.

On October 27, 2005, the Company entered into the October 2005 Amendment with Dr. Ruiz. The changes to his Agreement reflect Dr. Ruiz’ participation in the 2005 LTIP.

Tax Policy.    Section 162(m) of the Internal Revenue Code limits deductions for certain executive compensation in excess of $1 million. Certain types of compensation are deductible only if performance criteria are specified in detail and are contingent on stockholder approval of the compensation arrangement. The Committee has endeavored to structure its compensation plans to achieve deductibility under Section 162(m) with minimal sacrifices in flexibility and corporate objectives.

While the Committee will consider deductibility under Section 162(m) with respect to future compensation arrangements with officers, deductibility will not be the sole factor used in ascertaining appropriate levels or modes of compensation. Since corporate objectives may not always be consistent with the requirements for full deductibility, certain compensation paid by AMD in the future may not be fully deductible under Section 162(m). The discretionary bonuses paid to officers based on the evaluation of performance in 2005 will not be deductible by AMD under Section 162(m).

Going forward the Committee intends to continue to evaluate the Company’s executive compensation policies and program and will consider, among other things, the accounting treatment of stock options, potential dilution of earnings per share, the incentive value of various equity vehicles, the role of cash and equity and the need to retain key talent.

The Committee believes that long-term stockholder value was enhanced by the corporate and individual performance achievements of the Company’s executives in 2005.

COMPENSATION COMMITTEE

Leonard M. Silverman, Chair

Bruce L. Claflin

Robert B. Palmer

BOARD AUDIT COMMITTEE REPORT

Since April 2005, the Audit Committee of AMD’s Board of Directors consisted of Ms. Eberhart, as Chair, Dr. Barnes, Mr. Claflin, and Mr. Topfer. Prior to April 28, 2005, Dr. R. Gene Brown served as Chair and Mr. Charles M. Blalack served as a member of the Audit Committee. Following Dr. Brown and Mr. Blalacks’ retirement on April 28, 2005, the Board appointed the current members of the Audit Committee. Each of the members of the Audit Committee is “independent,” as determined by the Board of Directors and in compliance with the New York Stock Exchange and SEC rules and is “financially literate,” as that qualification is interpreted by the Board. In addition, Ms. Eberhart was designated “audit committee financial expert,” as the Board interprets that designation. Ms. Eberhart is a member of the Financial Executives Institute and the American Institute of Certified Public Accountants and serves on the Audit Committees of Solectron, Inc. and Anadarko Petroleum Corporation.

The Audit Committee oversees AMD’s internal and independent registered public accounting firm and assists the Board in fulfilling its oversight responsibilities on matters relating to the integrity of AMD’s financial statements, AMD’s compliance with legal and regulatory requirements and the independent registered public accounting firm’s qualifications and independence by meeting regularly with the independent registered public accounting firm, internal auditing and financial management personnel. Management is responsible for the preparation, presentation and integrity of the Company’s financial statements. The independent registered public accounting firm is responsible for performing an audit of the Company’s annual financial statements and expressing an opinion as to the conformity of the Company’s audited financial statements with generally accepted accounting principles.

In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the Company’s financial statements for the fiscal year ended December 25, 2005, with AMD management and Ernst & Young LLP, our independent registered public accounting firm. The Audit Committee also discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees, as amended by Statement on Auditing Standards No. 90 (Audit Committee Communications)). This included a discussion of the independent registered public accounting firm’s judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters that generally accepted auditing standards require to be discussed with the Audit Committee. The Audit Committee also received the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees) and the Audit Committee discussed the independence of Ernst & Young LLP with that firm.

Based on the Audit Committee’s review and discussions noted above, the Audit Committee recommended to the Board, and the Board approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 25, 2005 for filing with the Securities and Exchange Commission.

The Audit Committee has appointed, subject to stockholder approval, Ernst & Young LLP as AMD’s independent registered public accounting firm for fiscal 2006.

AUDIT COMMITTEE

H. Paulett Eberhart, Chair

W. Michael Barnes

Bruce L. Claflin

Morton L. Topfer

PERFORMANCE GRAPH

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

ADVANCED MICRO DEVICES, S&P 500 INDEX AND

S&P 500 SEMICONDUCTORS INDEX

The following graph shows a five-year comparison of cumulative total return on our common stock, the S&P 500 Index and the S&P 500 Semiconductors from December 31, 2000, through December 31, 2005. The past performance of our common stock is no indication of future performance.

This graph was plotted using the following data:

	Year ending December 31
	2000	2001	2002	2003	2004	2005
AMD	$100.00	$114.82	$44.51	$103.05	$155.06	$213.80
S&P 500 Index	$100.00	$88.11	$67.54	$86.09	$96.71	$103.27
S&P 500 Semiconductors	$100.00	$84.17	$41.58	$77.23	$61.92	$72.42

ITEM 2—RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Unless you indicate otherwise, your proxy will vote FOR the ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm for the current year. Ernst & Young LLP has been our independent auditors since our incorporation in 1969.

The Audit Committee meets with Ernst & Young LLP several times a year. At such times, the Audit Committee reviews both audit and non-audit services performed by Ernst & Young LLP and the fees charged for such services. Among other things, the Audit Committee examines the effect that the performance of non-audit services may have upon the independence of the registered public accounting firm. All audit-related services and tax services were pre-approved by the Audit Committee after review of each of the services proposed for approval.

A representative of Ernst & Young LLP is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he or she so desires. He or she will also be available to respond to appropriate questions from stockholders.

Independent Registered Public Accounting Firm’s Fees

The fees for 2005 and 2004 set forth below include fees incurred by Spansion Inc. Spansion was the Company’s majority-owned Flash memory subsidiary. Spansion completed its initial public offering of Class A common stock on December 21, 2005.

Audit Fees.    Audit fees of Ernst & Young LLP during the 2005 and 2004 fiscal years were associated with the annual audit of our consolidated financial statements, statutory audits required internationally, reviews of our quarterly reports filed with the Securities and Exchange Commission and fees related to other regulatory filings. 2004 and 2005 audit fees also included those fees related to Ernst & Young LLP’s audit of the effectiveness of the Company’s internal control pursuant to Section 404 of the Sarbanes-Oxley Act. Audit fees for 2005 were $9.3 million, $3.1 million of which were Sarbanes-Oxley Section 404 fees. Audit fees for 2004 were $10.4 million, $7 million of which were Sarbanes-Oxley Act Section 404 fees.

Audit-Related Fees.    Audit-related fees for services of Ernst & Young LLP during the 2005 and 2004 fiscal years included assistance related to the adoption of new accounting and reporting standards, due diligence in connection with acquisitions, accounting advice, audits of our employee benefit plans, financial statements and separate audits of subsidiaries and affiliated entities not required by statute or regulation. Audit-related fees for 2005 were $110,000. Audit-related fees for 2004 were $125,000.

Tax Fees.    Tax fees during 2005 and 2004 included tax compliance, tax advice and tax planning. Tax fees for 2005 were $340,000 and 2004 were $659,000.

All Other Fees.    There were no other fees paid to Ernst & Young LLP for 2005 or 2004.

Your Board of Directors unanimously recommends that you vote “FOR” the ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm for the current year. Unless you indicate otherwise, your proxy will vote “FOR” ratification.

ITEM 3—APPROVAL OF THE AMENDMENTS TO THE 2004 EQUITY INCENTIVE PLAN

We are asking our stockholders to approve the amendments to our 2004 Equity Incentive Plan (the 2004 Plan) to increase the number of authorized shares for issuance under the 2004 Plan; to eliminate nonstatutory stock options that may be granted at 85 percent of fair market value on the date of grant; to permit the total number of shares available for grant under the 2004 Plan to be granted as full value awards; to change the definition of “Affiliate” to entities in which AMD owns at least a majority voting, equity or profits interest;

and to remove the provisions regarding outside director awards such that outside directors awards may be granted pursuant to a director compensation policy approved by the Board of Directors. These amendments will provide the Company with an additional 25 million shares of common stock that can be awarded to employees, consultants and advisors of AMD. The 2004 Plan is intended to promote our long-term growth and profitability by providing us with the tools to remain competitive in attracting and retaining employees.

Stockholders are asking companies to strengthen the link between compensation and performance. Stockholders are also looking for reasonable usage, or “burn” rates, dilution and, as a subset of dilution, outstanding stock options, or “overhang.” Stockholders want executives to have a greater ownership stake in the companies they lead. At the same time, the Financial Accounting Standards Board has implemented new rules governing stock option accounting effective January 2006. We expect that our competitors for talented employees will be using a broader and more creative array of equity and cash incentive vehicles. As a result, we need to alter the nature of our own equity and performance compensation programs and ensure that we have the necessary tools to compete. The Board of Directors believes it is essential to obtain an additional 25 million shares for grant under the 2004 Plan and make the total number of available shares issuable as full value awards.

Approval of these amendments will enable us to compete effectively in the increasingly competitive market for talent over the coming years, while maintaining very reasonable burn rates, dilution and overhang.

In this proxy statement, we refer to any grant from the 2004 Plan as an “Award,” grants made at or above the fair market value of our common stock on the date of grant as “Fair Market Value Awards” and grants at less than the fair market value of our common stock on the date of grant as “Full Value Awards.” Our Board of Directors approved the amendments to the 2004 Plan, subject to approval from our stockholders at the Annual Meeting. Approval of the amendments to the 2004 Plan requires the affirmative vote of the holders of a majority of the shares of AMD’s common stock that are present in person or by proxy and entitled to vote at the Annual Meeting. Our named executive officers and directors will be eligible to receive awards under this plan and therefore have an interest in this proposal.

As of March 6, 2006, approximately 13,882,824 awards were outstanding under the 2004 Plan and approximately 15,344,535 shares were available for grant. The closing price of AMD’s common stock on March 6, 2006 was $39.39. However, currently no more than a total of nine million of the shares available under the 2004 Plan may be granted as Full Value Awards. In addition, shares that are released from or reacquired by us from outstanding awards under the 2004 Plan shall become available for grant under the 2004 Plan and may be reissued as new Awards.

We believe strongly that the approval of the amendments to the 2004 Plan is essential to our continued success. Our employees are our most valuable asset. Awards such as those provided under the 2004 Plan are vital to our ability to attract and retain outstanding and highly skilled individuals in the extremely competitive labor markets in which we must compete. Such Awards also are crucial to our ability to motivate employees to achieve AMD’s goals.

Summary of the 2004 Plan

The following paragraphs provide a brief summary of the principal features of the 2004 Plan as amended and its operation. Because the following is a summary, it may not contain all of the information that is important to you. A copy of the entire 2004 Stock Plan as amended has been filed with this proxy statement as Exhibit A.

Background and Purpose of the Plan

The 2004 Plan permits the grant of the following types of Awards: (1) nonstatutory stock options, incentive stock options and stock appreciation rights granted at the fair market value of our common stock on the date of grant (Fair Market Value Awards), and (2) restricted stock awards and restricted stock units (Full Value Awards). These amendments will:

•	increase the total number of shares available for grant under the 2004 Plan to 42.4 million;

•	eliminate nonstatutory stock options that may be granted at 85 percent of fair market value on the date of grant;

•	permit the total number of shares available for grant under the 2004 Plan to be granted as Full Value Awards (eliminating the 9 million share cap on such Awards);

•	change the definition of “Affiliate” to entities in which AMD owns at least majority voting, equity or profits interest; and

•	remove the provisions regarding outside director Awards such that outside directors may be granted Awards pursuant to a director compensation policy approved by the Board of Directors.

The 2004 Plan is intended to attract, motivate, and retain employees, consultants, and non-employee directors who provide significant services to us. The 2004 Plan also is intended to further our growth and profitability.

Administration of the Plan

Our Board of Directors or a delegate or committee appointed by our Board of Directors (the Committee) administers the 2004 Plan. Awards will also be made pursuant to a director compensation policy providing an Award program for our directors who are not our employees (Outside Directors) that is consistent with Awards previously provided in the 2004 Plan.

Subject to the terms of the 2004 Plan, the Committee has the sole discretion to select the employees and consultants who will receive Awards, determine the terms and conditions of Awards (for example, the exercise price and vesting schedule), and interpret the provisions of the 2004 Plan and outstanding Awards. The Committee may delegate any part of its authority and powers under the Plan to one or more directors and/or officers of AMD, but only the Committee itself can grant stock options or make Awards to participants who are officers of AMD.

If an Award currently outstanding under any of our equity compensation plans expires or is cancelled without having been fully exercised or vested, the unvested or cancelled shares generally will be returned to the available pool of shares reserved for issuance under the 2004 Plan. Also, if we experience a stock dividend, reorganization or other change in our capital structure, the Committee has the discretion to adjust the number of shares available for issuance under the 2004 Plan, the outstanding Awards, and the per-person limits on Awards, as appropriate to reflect the stock dividend or other change.

Eligibility to Receive Awards; Performance Criteria

The Committee selects the employees and consultants who will be granted Awards under the 2004 Plan. Incentive stock options can only be granted to employees. The actual number of individuals who will receive an Award under the 2004 Plan cannot be determined in advance because the Committee has the discretion to select the participants. No individual may receive more than 2,000,000 shares as an Award under the 2004 Plan in any calendar year, except that an individual may receive an Award up to 4,000,000 shares during the first 12 months of employment.

In determining whether an Award should be made, and/or the vesting schedule for any such Award, the Committee may impose whatever conditions to vesting that it determines to be appropriate. For example, the Committee may decide to grant an Award only if the participant satisfies performance goals established by the Committee. The Committee may set performance periods and performance goals that differ from participant to participant. The Committee may choose performance goals based on either company-wide or business unit results, as deemed appropriate in light of the participant’s specific responsibilities. For purposes of qualifying awards as performance-based compensation under Section 162(m), the Committee may (but is not required to) specify performance goals for the entire company and/or a business unit. Performance goals may be based on business criteria including: return on assets; net income; earnings per share; return on equity; return on investment; market share; operating income; strategic positioning programs; cash flow; revenue; new product releases; revenue growth; or other financial measures or performance related measures.

After the end of each performance period, a determination will be made as to the extent to which the performance goals applicable to each participant were achieved or exceeded. The actual award (if any) for each participant will be determined by the level of actual performance.

Fair Market Value Awards

Stock Options.    A stock option is the right to purchase shares of AMD’s common stock at a fixed exercise price for a fixed period of time. Under the 2004 Plan, the Committee may grant nonstatutory and incentive stock options. The Committee will determine the number of shares covered by each option.

The exercise price of the shares subject to each nonstatutory stock option and incentive stock option cannot be less than 100 percent of the fair market value of our common stock on the date of the grant.

Any option granted under the 2004 Plan cannot be exercised until it becomes vested. The Committee establishes the vesting schedule of each option at the time of the grant. Options become exercisable at the times and on the terms established by the Committee. Options granted under the 2004 Plan expire at the times established by the Committee, but not later than 10 years after the grant date.

The exercise price of each option granted under the 2004 Plan must be paid in full at the time of the exercise. The Committee may also permit payment through the tender of shares that are already owned by the participant, or by any other means that the Committee determines to be consistent with the purpose of the 2004 Plan. The participant must pay any taxes AMD is required to withhold at the time of the exercise.

Stock Appreciation Rights.    Awards of stock appreciation rights may be granted pursuant to the 2004 Plan. Stock appreciation rights may be granted to employees and consultants. The Committee determines the terms and conditions of stock appreciation rights. However, no stock appreciation right may be granted at less than fair market value of our common stock on the date of grant or have a term of over ten (10) years from the date of grant. Upon exercising a stock appreciation right, the holder of such right shall be entitled to receive payment from AMD in an amount determined by multiplying (i) the difference between the closing price of a share of our common stock on the date of exercise and the exercise price by (ii) the number of shares with respect to which the stock appreciation right is exercised. AMD’s obligation arising upon the exercise of a stock appreciation right may be paid in shares or in cash, or any combination thereof, as the Committee may determine. The Committee may choose to grant stock appreciation rights in tandem with the grant of stock options, such that the exercise of either the stock option or the stock appreciation right would cancel the other.

Awards to Outside Directors

The Board of Directors has adopted a director compensation policy that provides for the automatic granting of Awards to Outside Directors. This policy provides a program consistent with that previously contained in the 2004 Plan. This policy can be amended by the Board. Awards will have a term of 10 years and will have an exercise price per share equal to 100 percent of the fair market value per share on the date of the grant. These options are granted on the date of the Annual Stockholder Meeting, July 31, October 31 and December 15 each year.

Outside Director Program.    An Outside Director who has not previously been elected or appointed as a member of the Board will be granted a stock option award as follows:

Grant Date	Number of Shares	Vesting
Grant date following first election	12,500	4,166—one year following grant; balance—monthly over the next two years
Next grant date	12,500	4,166—one year following first grant; balance—monthly over the next two years
Next grant date	12,500	4,166—one year following first grant; balance—monthly over the next two years
Next grant date	12,500	4,166—one year following first grant; balance—monthly over the next two years

Total	50,000

Upon re-election to the Board, an Outside Director will automatically be granted an annual stock option award as follows:

Grant Date	Number of Shares	Vesting
Annual Meeting, year of re-election	6,250	2,083—April 30, year following grant; balance—monthly over the next two years
July 31, year of re-election	6,250	2,083—April 30, year following grant; balance—monthly over the next two years
October 31, year of re-election	6,250	2,083—April 30, year following grant; balance—monthly over the next two years
December 15, year of re-election	6,250	2,083—April 30, year following grant; balance—monthly over the next two years

Total	25,000

Full Value Awards

Under the amended 2004 Plan, the Committee can make the following Full Value Awards:

Restricted Stock.    Awards of restricted stock are shares that vest in accordance with the terms and conditions established by the Committee. The purchase price for an award of restricted stock will be $0.00 per share. The Committee will determine the number of shares of restricted stock granted to any employee or consultant. Restricted stock based on continued service may not fully vest for three years from the date of grant. Restricted stock that is performance based may not fully vest for one year from the date of grant.

Restricted Stock Units.    Restricted stock units are awards that obligate AMD to issue a specific number of shares of AMD common stock in the future if the vesting terms and conditions scheduled by the Committee are satisfied and may be payable in cash or in shares of our common stock. The purchase price for the shares will be $0.00 per share. The Committee will determine the number of shares that are subject to such restricted stock units. Restricted stock units based on continued service may not fully vest for three years from the date of grant. Restricted stock units that are performance based may not fully vest for one year from the date of grant.

Change of Control

Stock Options, Stock Appreciation Rights and Restricted Stock Units.    In the event of a merger or sale of substantially all of our assets, the successor corporation will either assume or provide a substitute award for each outstanding stock option, stock appreciation right and restricted stock unit. In the event the successor corporation refuses to assume or provide a substitute award, the Committee will provide at least 15 days notice that the option, stock appreciation right or restricted stock unit will immediately vest and become exercisable as to all of the shares subject to such award and that such award will terminate upon the expiration of such notice period.

Restricted Stock.    In the event of a merger or sale of substantially all of our assets, any AMD repurchase or reacquisition right with respect to restricted stock will be assigned to the successor corporation. If our repurchase or reacquisition right is not assigned to the successor corporation, our repurchase or reacquisition right will lapse and the participant will be fully vested in the shares of restricted stock.

Outside Director Awards.    In the event of a change of control of AMD, the Awards described above will vest 100 percent immediately upon the change of control without regard to termination of their service as a director.

Acceleration in Connection with a Termination of Employment.    If a participant’s employment is terminated for any reason other than for cause (or, with respect to certain participants who are executive officers, there is a constructive termination of their employment) within one year after a change of control, all options held by that participant become fully vested. A constructive termination occurs if the executive officer resigns because of a diminution or adverse change in his or her conditions of employment. In general, a “Change of Control” will be deemed to have occurred upon the acquisition of more than 20 percent of either the then-outstanding shares of AMD common stock or the combined voting power of our then outstanding securities, a change in two-thirds of the Board of Directors over a two-year period, certain mergers or corporate transactions in which we are not the surviving entity, or our liquidation or a sale of substantially all of our assets. The 2004 Plan change of control provisions are not applicable to Awards granted to Dr. Ruiz.

Plan Benefits Table

The following table shows in the aggregate the Annual Options that will be granted to Outside Directors under the 2004 Plan in 2006. Because future awards to our executive officers and employees are discretionary and cannot be determined at this time, the table does not reflect any of those awards.

Name and Position	Exercise Price (per share)	Number of Shares
All director nominees who are not executive officers as a group (6 persons)	Fair market value on date of grant	150,000

Non-Transferability of Awards

Unless the Committee determines otherwise, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the participant, only by the participant. In no event may an award be sold, pledged, assigned, hypothecated, transferred or disposed of for consideration.

Federal Tax Aspects

The following paragraphs are a summary of the general federal income tax consequences to U.S. taxpayers and AMD of Awards granted under the 2004 Plan. Tax consequences for any particular individual may be different.

Nonstatutory Stock Options.    No taxable income is reportable when a nonstatutory stock option is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the excess of the fair market value (on the exercise date) of the shares purchased over the exercise price of the option. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

Stock Appreciation Rights.    No taxable income is reportable when a stock appreciation right is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the amount of cash received and the fair market value of any shares received. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

Restricted Stock.    A participant will not have taxable income upon grant unless he or she elects under Section 83(b) to be taxed at that time. Instead, he or she will recognize ordinary income at the time of vesting equal to the fair market value (on the vesting date) of the shares received minus any amount paid for the shares.

Restricted Stock Units.    A participant will not be taxable upon grant or upon vesting of a restricted stock unit. Instead, he or she will be taxable upon receipt of the shares or cash value of the shares at the time that the shares or cash is distributed to the participant. The participant may not make a Section 83(b) election with respect to the restricted stock unit.

Tax Effect for AMD.    The Company generally will be entitled to a tax deduction in connection with an Award under the 2004 Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonstatutory stock option). Special rules limit the deductibility of compensation paid to our Chief Executive Officer and to each of our four most highly compensated executive officers. Under Section 162 (m) of the Internal Revenue code, the annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000. However, AMD can preserve the deductibility of certain compensation in excess of $1,000,000 if the conditions of Section 162(m) are met. These conditions include stockholder approval of the 2004 Plan, setting limits on the number of Awards that any individual may receive and for Awards other than certain stock options, establishing performance criteria that must be met before the Award actually will vest or be paid. The 2004 Plan has been designed to permit the Committee to grant Awards that qualify as performance-based for purposes of satisfying the conditions of Section 162(m), thereby permitting AMD to receive a federal income tax deduction in connection with such Awards.

Amendment and Termination of the 2004 Plan and Prohibition on Repricing or Exchange of Awards Without Stockholder Approval

The Board generally may amend or terminate the 2004 Plan at any time and for any reason; provided, however, that the Board cannot reprice or otherwise exchange Awards under the 2004 Plan, amend the 2004 Plan to increase the number of shares available under the 2004 Plan, or change the class of employees eligible to participate in the 2004 Plan without stockholder consent.

Summary

We believe strongly that the approval of the amendments of the 2004 Plan are essential to our continued success. Awards such as those provided under the 2004 Plan constitute an important incentive for key employees and other service providers of AMD and help us to attract, retain and motivate people whose skills and performance are critical to our success. Our employees are our most valuable asset. We strongly believe that the amendments to the 2004 Plan are essential for us to compete for talent in the very difficult labor markets in which we operate.

The Board of Directors unanimously recommends a vote “FOR” the approval to the amendments to the AMD 2004 Stock Plan.

ITEM 4—APPROVAL OF THE AMENDMENT TO THE 2000 EMPLOYEE STOCK PURCHASE PLAN

In 2000, our Board of Directors adopted the 2000 Employee Stock Purchase Plan (ESPP) effective February 1, 2001, authorizing 500,000 shares of our common stock to be issued to employees under the ESPP. The ESPP was approved by the stockholders at the 2000 Annual Meeting of Stockholders. In 2001, our stockholders approved an amendment to increase the total number of shares authorized to be issued under the

ESPP from 500,000 to 7,500,000 and to include part-time employees and employees with less than five months of service as eligible participants under the ESPP. In 2003, our stockholders approved an amendment to increase the total number authorized to be issued under the ESPP from 7,500,000 to 14,500,000 shares. As of March 6, 2006, there were 2,004,693 shares of AMD common stock remaining available for issuance under the ESPP. Our stockholders are being asked to approve an amendment to the ESPP to increase the total number of shares authorized to be issued under the ESPP from 14,500,000 shares to 17,500,000 shares.

Summary Description of the ESPP

Purpose.    The purpose of the ESPP is to provide our employees (including officers) and employees of our participating subsidiaries with an opportunity to purchase our common stock through payroll deductions. The Board of Directors believes that equity participation in the ESPP provides employees at all levels with a greater incentive to contribute to our success.

Administration.    The ESPP is administered by a committee appointed by the Board. Offerings under the ESPP have a duration of three months and commence on the first business day on or after February 1, May 1, August 1 and November 1 of each year, unless otherwise specified by the Board of Directors.

Eligibility and Participation.    Any employee, including those who are customarily employed for less than 20 hours per week and less than five months per calendar year by us or our participating subsidiaries, are eligible to participate in the ESPP. Employees become participants in the ESPP by delivering to us a subscription agreement within a specified period of time before the commencement of each offering period.

No employee who owns 5% or more of the total combined voting power or value of all classes of shares of our stock or our subsidiaries’ stock, including shares which may be purchased under the ESPP. In addition, no employee is entitled to purchase more than $25,000 worth of shares under the ESPP in any calendar year based on the fair market value of the shares at the time the option is granted.

We estimate approximately 10,000 of our current employees are eligible to participate in the ESPP. We are not presently able to determine the amount of benefits which may be received by employees under the ESPP.

Payroll Deductions.    The purchase price of the shares are accumulated by payroll deductions over each offering period. The deductions may not be greater than 20% of a participant’s compensation, nor less than a minimum established by the Board or its delegate. Compensation, for purposes of the ESPP, includes salary, shift differential and lead pay, but excludes bonuses, special awards, 50% of certain commissions, overtime, income attributable to option exercises, reimbursements and allowances. A participant may increase or decrease his/her rate of payroll deductions once during each offering period.

All payroll deductions or contributions of a participant will be credited to his/her account under the ESPP and become our general funds. These funds may be used for any corporate purpose. No charges for administrative or other costs may be made by us against the payroll deductions or contributions.

Purchase price.    The price at which shares are sold under the ESPP is the lower of 85% of the fair market value of our common stock at the beginning of the offering period or 85% of the fair market value of our common stock as of the end of such period.

Number of shares.    The ESPP authorizes a total of 17,500,000 shares of our common stock for issuance under the ESPP, subject to stockholder approval. The market value of our common stock on the New York Stock Exchange as of March 6, 2006 was $39.99 per share.

Withdrawal from the ESPP.    A participant may terminate his/her interest in a given offering by withdrawing all of the accumulated payroll deductions credited to the participant’s account five business days before the end of the offering period. The withdrawal of accumulated payroll deductions or contributions automatically terminates the employee’s interest in that offering. As soon as practicable after withdrawal, the payroll deductions credited to a participant’s account are returned to the participant without interest. A participant’s withdrawal from an offering does not have any effect upon the participant’s eligibility to participate in subsequent offerings under the ESPP.

Termination of Employment.    Termination of a participant’s employment for any reason, including retirement or death, cancels his or her participation in the ESPP immediately. In such event, the payroll deductions or contributions credited to the participant’s account will be returned to the participant, or in the case of death, to the person or persons entitled thereto, without interest.

Changes in Capitalization.    In the event of any stock dividend, stock split, spin-off, recapitalization, merger, consolidation, exchange of shares or other change in capitalization, the number of shares then subject to an option and the number of authorized shares remaining available to be sold shall be increased or decreased appropriately, with other adjustment as may be deemed necessary or equitable by the Board, including adjustments to the price per share.

Transferability.    No rights or accumulated payroll deductions of an employee under the ESPP may be pledged, assigned or transferred for any reason, and any attempt to do so may be treated by us as an election to withdraw from the ESPP.

Amendment and Termination of the Plan.    The Board of Directors may at any time amend or terminate the ESPP, except that termination cannot affect options previously granted nor may any amendment make any change in an existing option which adversely affects the rights of any participant without the participant’s consent. No amendment may be made to the ESPP without prior or subsequent stockholder approval, if stockholder approval would be required to meet the requirements of Section 423 of the Code or to satisfy the requirements of a stock exchange on which our shares are listed.

United States Federal Income Tax Consequences.    The ESPP, and the right of participants to make purchases thereunder, is intended to qualify as an “employee stock purchase plan” in the United States under the provisions of Section 423 of the Internal Revenue Code (the Code). This section describes only the United States federal tax consequences of the ESPP. Under Section 423 of the Code, no income will be taxable to a U.S. participant at the time of grant of the option or purchase of shares. We will be entitled to a deduction for amounts taxed as ordinary income to a U.S. participant only to the extent that ordinary income must be reported upon disposition of shares by the U.S. participant before the expiration of the holding period described below. A U.S. participant may become liable for tax upon disposition of the shares acquired, as summarized below.

1.	If the shares are sold or disposed of, including by way of gift, at least two years after the date of the beginning of the offering period, the participant will recognize ordinary income in an amount equal to the lesser of (a) the excess of the value of the shares at the time of such disposition over the purchase price of the shares or (b) 15% of the value of the shares at the beginning of the offering period. Any further gain upon such disposition will be treated as long-term capital gain. If the sale price is less than the purchase price, there is no ordinary income and the participant has a capital loss for the difference.

2.	If the shares are sold or disposed of, including by way of gift or exchange, before the expiration of the two-year period described above, the excess of the value of the shares on the date of purchase over the purchase price will be treated as ordinary income to the participant. This amount will constitute ordinary income in the year of sale or other disposition even if no gain is realized on the sale or other disposition. A capital loss will be recognized if the sale price is lower than the value of the shares on the date of purchase but any such loss will not affect the ordinary income recognized upon the disposition.

Your Board of Directors unanimously recommends that you vote “FOR” approval of the amendment to the ESPP. Unless you indicate otherwise, your proxy will vote “FOR” approval.

ITEM 5—APPROVAL OF THE 2006 ADVANCED MICRO DEVICES, INC. EXECUTIVE INCENTIVE PLAN

The Board adopted the 1996 Incentive Plan effective February 7, 1996. The Incentive Plan was approved by the stockholders on April 25, 1996. The stockholders reapproved the performance goals under the Incentive Plan on April 26, 2001. Our stockholders are being asked to approve a restated and amended Advanced Micro Devices, Inc. Executive Incentive Plan (the 2006 Incentive Plan) and the performance goals contained in it.

Under Section 162(m) of the Code, the federal income tax deductibility of compensation paid to our Chief Executive Officer and to each of our next four most highly compensated executive officers may be limited to the extent that it exceeds $1,000,000 in any one year. We can deduct compensation in excess of that amount if it qualifies as “performance-based compensation” under Section 162(m) of the Code. For compensation paid under the 2006 Incentive Plan to qualify as “performance-based compensation,” the plan must be approved by stockholders. The 2006 Incentive Plan is intended to permit us to pay incentive compensation which qualifies as performance-based compensation, thereby permitting us to receive a federal income tax deduction for the payment of this incentive compensation.

If stockholders approve the 2006 Incentive Plan, awards will be made under the 2006 Incentive Plan in 2006 and thereafter. Performance goals may be based on business criteria including: return on net assets, net income, earnings per share, return on equity, return on investment, market share, operating income, strategic positioning programs, cash flow, stockholder return, revenue, new product releases and revenue growth.

We have had a longstanding practice of linking key employees’ compensation to corporate performance. This increases employee motivation to improve stockholder value—the employee’s reward is directly related to our success. A performance-based incentive plan rewards key employees for achieving objectives for our financial performance. The purposes of the 2006 Incentive Plan are to motivate key employees to improve stockholder value by linking a portion of their cash compensation to our financial performance, reward key employees for improving our financial performance and help attract and retain key employees.

Summary Description of the 2006 Incentive Plan

The 2006 Incentive Plan is administered by the Compensation Committee. The members of the Compensation Committee must qualify as “outside directors” under Section 162(m) in order for cash awards under the 2006 Incentive Plan to qualify as deductible performance-based compensation under Section 162(m). Subject to the terms of the 2006 Incentive Plan, the Compensation Committee has the sole discretion to determine the key employees who shall be granted awards, and the amounts, terms and conditions of each award. During any fiscal year no participant may receive a cash award of more than $10,000,000.

In selecting participants for the 2006 Incentive Plan, the Compensation Committee chooses our key employees who are likely to have a significant effect on our success. The actual number of employees who will receive awards under the 2006 Incentive Plan cannot be determined because eligibility for participation is in the discretion of the Compensation Committee. However, there, are currently seven officers of the Company eligible for participation in the 2006 Incentive Plan. Participation in future years will be at the discretion of the Compensation Committee, but we currently expect that a similar number of employees will participate in each year.

Under the 2006 Incentive Plan, the Compensation Committee will determine the fiscal year or other performance period for measuring actual performance (the performance period). The Compensation Committee will establish (a) the performance goals which are to be monitored during the performance period and the target level of performance for each business criterion and (b) a formula for calculating a participant’s award depending on how actual performance compared to the pre-established performance goals. Performance goals may be based on business criteria including: return on net assets; net income; earnings per share; return on equity; return on investment; market share; operating income; strategic positioning programs; cash flow; stockholder return; revenue; new product releases; and revenue growth.

The Compensation Committee may set performance periods and performance goals which differ from participant to participant. For example, the Compensation Committee may choose performance goals based on either company-wide or business unit results, as deemed appropriate in light of the participant’s specific responsibilities. For purposes of qualifying awards as performance-based compensation under Section 162(m), the Compensation Committee may (but is not required to) specify performance goals for the entire company and/or of our business units.

After the end of each performance period, a determination will be made as to the extent to which the performance goals applicable to each participant were achieved or exceeded. The actual award (if any) for each participant will be determined by the level of actual performance achieved. However the Compensation Committee retains discretion to eliminate or reduce the actual award payable to any participant below that which otherwise would be payable under the applicable formula. Awards under the 2006 Incentive Plan generally will be payable in cash after the end of the performance period during which the award was earned.

Given that payments under the 2006 Incentive Plan will be determined by comparing actual performance to the performance goals established by the Compensation Committee, it is not possible to conclusively state the amount of benefits which will be paid under the 2006 Incentive Plan for any performance period. The following table sets forth an estimate of the awards that may be earned by each of the following persons and groups under the 2006 Incentive Plan in 2006. The amounts in the table have been calculated by applying the bonus percentages that would pay out at target performance to the individuals’ 2005 salary.

Name and Position	Projected Dollar Value Based on 2005 Objectives
Hector de J. Ruiz	$1,425,029
Chairman and Chief Executive Officer

Henri Richard	$500,850
Executive Vice President and Chief Sales and Marketing Officer

Derrick R. Meyer	$500,859
President and Chief Operating Officer

Robert J. Rivet	$544,962
Executive Vice President and Chief Financial Officer

Thomas M. McCoy	$502,320
Executive Vice President, Legal Affairs, and Chief Administrative Office

All officers as a group (7 persons)	$4,066,520

The Compensation Committee will be able to amend or terminate the 2006 Incentive Plan at any time and for any reason, as required or appropriate, in order to continue the plan’s qualification under Section 162(m). Material amendments to the 2006 Incentive Plan will be subject to stockholder approval.

As discussed above, if the stockholders approve the 2006 Incentive Plan, the compensation payable under the 2006 Incentive Plan is expected to qualify as “performance-based compensation” and be fully deductible by us.

Your Board of Directors unanimously recommends that stockholders vote “FOR” reapproval of the performance goals of the Incentive Plan. Unless you indicate otherwise, your proxy will vote “FOR” reapproval.

ANNUAL REPORT AND FINANCIAL STATEMENTS

Our Annual Report on Form 10-K, which includes our audited financial statements for the fiscal year ended December 25, 2005, has accompanied or preceded this proxy statement. You may also access a copy of our Annual Report on Form 10-K in the Investor Relations section of www.amd.com. Upon your request, we will provide, without any charge, a copy of any of our filings with the Securities and Exchange Commission. Requests should be directed to our Corporate Secretary at Advanced Micro Devices, Inc., One AMD Place, P.O. Box 3453, M.S. 68, Sunnyvale, California 94088-3453 or by email to Corporate.Secretary@amd.com.

AMD and the AMD arrow logo and combinations thereof and Advanced Micro Devices are either registered trademarks or trademarks of Advanced Micro Devices, Inc. Other product and company names used in this publication are for identification purposes only and may be trademarks of their respective companies.

ADVANCED MICRO DEVICES, INC.

2004 EQUITY INCENTIVE PLAN

(Amended and restated by the Board of Directors March 22, 2006)

(Approved by the Shareholders May 5, 2006)

1. Purposes of the Plan.    The purposes of this 2004 Equity Incentive Plan (the “Plan”) are:

•	to attract and retain the best available personnel,

•	to compete effectively for the best personnel, and

•	to promote the success of the Company’s business by motivating Employees, Directors and Consultants to superior performance.

Awards granted under the Plan may be Nonstatutory Stock Options (NSOs), Incentive Stock Options (ISOs), Stock Appreciation Rights (SARs), Restricted Stock, or Restricted Stock Units (RSUs), as determined by the Administrator at the time of grant.

2. Definitions.    As used herein, the following definitions shall apply:

(a) “Administrator” means the Board or any of its delegates, including committees, administering the Plan, in accordance with Section 4 of the Plan.

(b) “Affiliate” means any corporation, partnership, joint venture or other entity in which the Company holds an equity, profit or voting interest of thirty percent (30%) or more; provided, however, that with respect to Awards granted on or after May 5, 2006 “Affiliate” shall mean any corporation, partnership, joint venture or other entity in which the Company holds an equity, profit or voting interest of more than fifty percent (50%).

(c) “Applicable Laws” means the requirements relating to the administration of equity compensation plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

(d) “Award” means, individually or collectively, a grant under the Plan of NSOs, ISOs, SARs, Restricted Stock, or RSUs.

(e) “Award Documentation” means any written agreement or documentation published by the Company setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Documentation is subject to the terms and conditions of the Plan.

(f) “Awarded Stock” means the Common Stock subject to an Award.

(g) “Board” means the Board of Directors of the Company or its delegate.

(h) “Change of Control” Unless otherwise defined in Award Documentation or a Participant’s employment agreement, the term “Change of Control” shall mean any of the following events:

(i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company (not including the securities beneficially owned by such person any securities acquired directly from the Company or any of its Affiliates) representing more than 20% of either the then outstanding shares of the Common Stock of the Company or the combined voting power of the Company’s then outstanding voting securities;

(ii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board and any new director (other than a director designated by a person who has entered into an agreement or arrangement with the Company to effect a transaction described in clause

(i) or (ii) of this sentence) whose appointment, election, or nomination for election by the Company’s stockholders, was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose appointment, election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board;

(iii) there is consummated a merger or consolidation of the Company or subsidiary thereof with or into any other corporation, other than a merger or consolidation which would result in the holders of the voting securities of the Company outstanding immediately prior thereto holding securities which represent immediately after such merger or consolidation more than 50% of the combined voting power of the voting securities of either the Company or the other entity which survives such merger or consolidation or the parent of the entity which survives such merger or consolidation; or

(iv) the stockholders of the Company approve a plan of complete liquidation of the Company or there is consummated the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 80% of the combined voting power of the voting securities of which are owned by persons in substantially the same proportions as their ownership of the Company immediately prior to such sale.

Notwithstanding the foregoing: (y) unless otherwise provided in a Participant’s employment agreement, no “Change of Control” shall be deemed to have occurred if there is consummated any transaction or series of integrated transactions immediately following which the record holders of the Common Stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately prior to such transaction or series of transactions and (z) unless otherwise provided in a Participant’s employment agreement, “Change of Control” shall exclude the acquisition of securities representing more than 20% of either the then outstanding shares of the Common Stock of the Company or the combined voting power of the Company’s then outstanding voting securities by the Company or any of its wholly owned subsidiaries, or any trustee or other fiduciary holding securities of the Company under an employee benefit plan now or hereafter established by the Company.

(i) “Code” means the Internal Revenue Code of 1986, as amended.

(j) “Committee” means a committee of Directors appointed by the Board in accordance with Section 4 of the Plan.

(k) “Common Stock” means the common stock of the Company.

(l) “Company” means Advanced Micro Devices, Inc., a Delaware corporation.

(m) “Constructive Termination” shall mean a resignation by a Participant who has been selected by the Board as a corporate officer of the Company due to diminution or adverse change in the circumstances of such Participant’s service as such a corporate officer, as determined in good faith by the Participant; including, without limitation, reporting relationships, job description, duties, responsibilities, compensation, perquisites, office or location of employment. Constructive Termination shall be communicated by written notice to the Company (or successor to the Company), and such termination shall be deemed to occur on the date such notice is so delivered.

(n) “Consultant” means any natural person, including an advisor, engaged by the Company or Affiliate to render services to such entity.

(o) “Director” means a member of the Board of Directors of Advanced Micro Devices, Inc.

(p) “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.

(q) “Employee” means any person, including Officers and Directors, who is an employee of the Company or any Affiliate. An Employee shall not cease to be treated as an Employee in the case of (i) any

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leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, any Affiliate, or any successor corporation. Neither service as a Director nor payment of a director’s fee by the Company or any Affiliate shall be sufficient to constitute status as an Employee.

(r) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(s) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the New York Stock Exchange, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported by Bloomberg.com or such other source as the Administrator deems reliable;

(ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination, as reported by Bloomberg.com or such other source as the Administrator deems reliable; or

(iii) In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

(t) “Incentive Stock Option” means an option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(u) “Independent Director” means a Director of the Company who is not also an Employee of the Company and who qualifies as an “outside director’ for purposes of Code Section 162(m), and/or as a “Non-Employee Director” for purposes of Section 16(b) of the Exchange Act.

(v) “Misconduct” means a Participant is determined by the Administrator to have:

(i) committed an act of theft, embezzlement, fraud, dishonesty or other criminal act,

(ii) breached a fiduciary duty owed to the Company (or Affiliate),

(iii) deliberately disregarded rules of the Company (or Affiliate),

(iv) made any unauthorized disclosure of any of the trade secrets or confidential information of the Company (or Affiliate),

(v) engaged in any conduct constituting unfair competition with the Company (or Affiliate),

(vi) induced any customer of the Company (or Affiliate) to break any contract with the Company (or Affiliate), or

(vii) induced any principal for whom the Company (or Affiliate) acts as agent to terminate such agency relationship.

(w) “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(x) “Notice of Grant” means a written or electronic notice evidencing certain terms and conditions of an individual Award. The Notice of Grant is part of the Award Documentation.

(y) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(z) “Option” means an NSO or ISO granted pursuant to Section 8 of the Plan.

(aa) “Option Agreement” means an agreement between the Company and a Participant evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

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(bb) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(cc) “Participant” means the holder of an outstanding Award granted under the Plan.

(dd) “Performance Goals” means the goal(s) (or combined goal(s)) determined by the Administrator (in its discretion) to be applicable to a Participant with respect to an Award. As determined by the Administrator, the Performance Goals applicable to an Award may provide for a targeted level or levels of achievement relating to annual revenue, cash position, earnings per share, operating cash flow, market share, new product releases, net income, operating income, return on assets, return on equity, return on investment, other financial measures or any other performance related goal that the Administrator deems appropriate. The Performance Goals may differ from Participant to Participant and from Award to Award.

(ee) “Plan” means this Advanced Micro Devices, Inc. 2004 Equity Incentive Plan.

(ff) “Restricted Stock” means shares of Common Stock granted pursuant to Section 10 of the Plan that are subject to vesting, if any, based on continuing as a Service Provider and/or based on Performance Goals.

(gg) “Restricted Stock Unit” or “RSU” means an Award, granted pursuant to Section 11 of the Plan.

(hh) “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(ii) “Stock Appreciation Right” or “SAR” means an Award, granted alone or in connection with a related Option that is granted pursuant to Section 9 of the Plan.

(jj) “Section 16(b)” means Section 16(b) of the Exchange Act.

(kk) “Service Provider” means an Employee, Director or Consultant; subject to the limitations in Section 12 of the Plan with regard to Awards granted to Outside Directors.

(ll) “Share” means each share of Common Stock reserved under the Plan or subject to an Award, and as adjusted in accordance with Section 15(a) of the Plan.

(mm) “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

3. Stock Subject to the Plan.

(a) Reserve.    Subject to the provisions of Section 15(a) of the Plan, the maximum aggregate number of Shares that may be issued under the Plan is 42,400,000 Shares plus: (i) the number of shares of Common Stock reserved under the Company’s the 1995 Stock Plan of NexGen, Inc., 1996 Stock Incentive Plan, the 1998 Stock Incentive Plan and the 2000 Stock Incentive Plan (the “Prior Plans”) that are not subject to outstanding awards under the Prior Plans on April 29, 2004 (the “Effective Date”), and (ii) the number of shares of Common Stock that are released from, or reacquired by the Company from, awards outstanding under the Prior Plans at the Effective Date. Shares reserved under this Plan that correspond to shares of Common Stock covered by part (ii) of the immediately preceding sentence shall not be available for grant and issuance pursuant to this Plan except as such shares of Common Stock cease to be subject to such outstanding awards, or are repurchased at the original issue price by the Company, or are forfeited. The Shares may be authorized, but unissued, or reacquired Common Stock.

(b) Reissuance.    If Shares are: (i) subject to an Award that terminates without such Shares being issued, or (ii) issued pursuant to an Award, but are repurchased at the original issue price by the Company, or (iii) forfeited; then such Shares will again be available for grant and issuance under this Plan. At all times the Company will reserve and keep available the number of Shares necessary to satisfy the requirements of all Awards then vested and outstanding under this Plan. To the extent an Award under the Plan is paid out in cash rather than stock, such cash payment shall not result in reducing the number of Shares available for issuance under the Plan. In no event shall the total number of Shares issued (counting each reissuance of a Share that was previously issued and then forfeited or repurchased by the Company as a separate issuance)

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under the Plan upon exercise of Awards exceed one hundred eighty (180) million Shares (adjusted in proportion to any adjustments under Section 15(a)) over the term of the Plan.

4. Administration of the Plan.

(a) Procedure.

(i) Section 162(m).    To the extent that the Administrator determines it to be desirable to qualify Awards granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption of “performance-based compensation” under Section 162(m) of the Code and related regulations.

(ii) Rule 16b-3.    To the extent that the Administrator determines it to be desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.

(iii) Other Administration.    Other than as provided above, the Plan shall be administered by the Administrator in a manner to satisfy Applicable Laws.

(b) Powers of the Administrator.    Subject to the provisions of the Plan, including, without limitation Section 17, and in the case of a Board delegate, subject to the specific duties delegated by the Board to such Board delegate, the Administrator shall have the authority, in its discretion:

(i) to determine the Fair Market Value as defined above;

(ii) to select the Service Providers to whom Awards may be granted hereunder;

(iii) to determine the number of shares of Common Stock to be covered by each Award granted hereunder;

(iv) to approve forms of agreement and documentation for use under the Plan;

(v) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options or SARs may be exercised (which may be based on performance criteria), transferability, any vesting acceleration or waiver of forfeiture or repurchase restrictions, and any restriction or limitation regarding any Award or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

(vi) to construe and interpret the terms of the Plan and awards granted pursuant to the Plan;

(vii) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;

(viii) to modify or amend each Award (subject to Section 17 of the Plan), including the discretionary authority to extend the post termination exercisability period of Options or SARs longer than is otherwise provided for in the Plan;

(ix) to allow Participants to satisfy withholding tax obligations by electing to have the Company withhold from the Shares or cash to be issued upon exercise or vesting of an Award that number of Shares or cash having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of any Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by a Participant to have Shares or cash withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable;

(x) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

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(xi) to make all other determinations deemed necessary or advisable for administering the Plan.

(c) Effect of Administrator’s Decision.    The Administrator’s decisions, determinations and interpretations shall be final and binding on all Participants.

5. Eligibility.    Nonstatutory Stock Options, Restricted Stock, Restricted Stock Units, and Stock Appreciation Rights may be granted to Service Providers. Incentive Stock Options may only be granted to employees of the Company and any Parent or Subsidiary of the Company.

6. Limitations on Awards.

(a) No Rights as a Service Provider.    Neither the Plan nor any Award shall confer upon a Participant any right with respect to continuing their relationship as a Service Provider, nor shall they interfere in any way with the right of the Participant or the right of the Company or any Affiliate to terminate such relationship at any time, with or without cause or to adjust the compensation of any Participant.

(b) Exercise; Rights as a Stockholder; Effect of Exercise.

(i) Any Award granted hereunder shall be exercisable or vest according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Documentation, including, without limitation, Participant’s continuous status as a Service Provider and/or Participant’s satisfaction of Performance Goals. An Award may not be exercised for a fraction of a Share. An Award shall be deemed exercised when the Company receives written or electronic notice of exercise (in accordance with the Award Documentation) from the person entitled to exercise the Award. The Participant must remit to the Company full payment for the Shares with respect to which the Award is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Documentation and the Plan. Shares issued upon exercise of an Award shall be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and Participant’s spouse, or after the death of the Participant in the name of the Participant’s beneficiaries or heirs or as directed by the executor of Participant’s estate under applicable law.

(ii) Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Awarded Stock, notwithstanding the exercise of the Award. The Company shall issue (or cause to be issued) such Shares promptly after the Award is exercised or vests. No adjustment of an Award will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 15(a) of the Plan or specified in such Award’s Award Documentation.

(iii) Exercising an Award in any manner that results in the issuance of Shares shall decrease the number of Shares thereafter available, both for purposes of the Plan and for issuance under the Award, by the number of Shares as to which the Award is exercised.

(c) Misconduct.    If a Participant is determined by the Administrator to have committed Misconduct then, unless otherwise provided in a Participant’s agreement for services as a Service Provider, neither the Participant, the Participant’s estate nor such other person who may then hold any Award granted to the Participant shall be entitled to exercise any such Award with respect to any Shares, after termination of status as a Service Provider, whether or not the Participant may receive from the Company (or Affiliate) payment for: vacation pay, services rendered prior to termination, services rendered for the day on which termination occurs, salary in lieu of notice, or any other benefits. In making such determination, the Administrator shall give the Participant an opportunity to present evidence to the Administrator. Unless otherwise provided in a Participant’s agreement for services as a Service Provider, termination of status as a Service Provider shall be deemed to occur on the date when the Company (or Affiliate) dispatches notice or advice to the Participant that status as a Service Provider is terminated.

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(d) 162(m) Limitations.

(i) Except in connection with his or her initial service, no Service Provider shall be granted, in any calendar year, Awards covering in the aggregate more than 2,000,000 Shares.

(ii) In connection with his or her initial service, a Service Provider may be granted Awards covering in the aggregate up to 4,000,000 Shares in the first twelve (12) months of such Service Provider’s service, rather than the limit set forth in subsection (i) above.

(iii) The foregoing limitations shall be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 15(a).

(iv) If an Award is cancelled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Section 15(b), the cancelled Award will be counted against the limits set forth in subsections (i) and (ii) above.

(e) Tax Withholding.

(i) Where, in the opinion of counsel to the Company, the Company has or will have an obligation to withhold foreign, federal, state or local taxes relating to the exercise of any Award, the Administrator may in its discretion require that such tax obligation be satisfied in a manner satisfactory to the Company. With respect to the exercise of an Award, the Company may require the payment of such taxes before Shares deliverable pursuant to such exercise are transferred to the holder of the Award.

(ii) With respect to the exercise of an Award, a Participant may elect (a “Withholding Election”) to pay the minimum statutory withholding tax obligation by the withholding of Shares from the total number of Shares deliverable pursuant to the exercise of such Award, or by delivering to the Company a sufficient number of previously acquired shares of Common Stock, and may elect to have additional taxes paid by the delivery of previously acquired shares of Common Stock, in each case in accordance with rules and procedures established by the Administrator. Previously owned shares of Common Stock delivered in payment for such additional taxes must have been owned for at least six months prior to the delivery or must not have been acquired directly or indirectly from the Company and may be subject to such other conditions as the Administrator may require. The value of each Share withheld, or share of Common Stock delivered, shall be the Fair Market Value per share of Common Stock on the date the Award becomes taxable. All Withholding Elections are subject to the approval of the Administrator must be made in compliance with rules and procedures established by the Administrator.

7. Term of Plan.    The Plan shall become effective upon its adoption by the Board, subject to stockholder approval. It shall continue in effect for a term of ten (10) years unless terminated earlier under Section 17 of the Plan.

8. Options.

(a) Term of Options.    The term of each Option shall be not greater than ten (10) years from the date it was granted.

(b) Option Exercise Price and Consideration.

(i) Exercise Price.    The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator, subject to the following:

(ii) In the case of an ISO granted to any Employee who, at the time the ISO is granted owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Affiliate, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

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(iii) In the case of an ISO granted to any Employee other than an Employee described in subsection (ii) immediately above, the per Share price shall be no less than 100% of the Fair Market Value per Share on the date of the grant.

(iv) In the case of a NSO, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

(v) The exercise price for the Shares to be issued pursuant to an already granted Option may not be changed without the consent of the Company’s stockholders. This shall include, without limitation, a repricing of the Option as well as an option exchange program whereby the Participant agrees to cancel an existing Option in exchange for an Option, SAR or other Award.

(c) Form of Consideration.    The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant. Such consideration, to the extent permitted by Applicable Laws, may consist entirely of:

(i) check

(ii) other Shares which (A) in the case of Shares acquired upon exercise of an Option, have been owned by the Participant for more than six months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

(iii) broker-assisted cashless exercise; or

(iv) any combination of the foregoing methods of payment; or

(v) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

(d) Termination of Relationship as Service Provider.    When a Participant’s status as a Service Provider terminates, other than from Misconduct, death or Disability, the Participant’s Option may be exercised within the period of time specified in the Option Agreement to the extent that the Option is vested on the date of termination or such longer period of time determined by the Administrator (which may so specify after the date of the termination but before expiration of the Option) not to exceed five (5) years (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified period of time in the Plan or the Award Documentation, the Option shall remain exercisable for three (3) months following the date Participant ceased to be a Service Provider. If, on the date of termination, such Participant’s Option is not fully vested, then the unvested Shares shall revert to the Plan. If, after termination, the Participant’s Option is not fully exercised within the time specified, then the unexercised Shares covered by such Option shall revert to the Plan and such Option shall terminate.

(e) Death or Disability of Participant.    If a Participant’s status as a Service Provider terminates from death or Disability, then the Participant or the Participant’s estate, or such other person as may hold the Option, as the case may be, shall have the right for a period of twelve (12) months following the date of death or termination of status as a Service Provider for Disability, or for such other period as the Administrator may fix, to exercise the Option to the extent the Participant was entitled to exercise such Option on the date of death or termination of status as a Service Provider for Disability, or to such extent as may otherwise be specified by the Administrator (which may so specify after the date of death or Disability but before expiration of the Option), provided the actual date of exercise is in no event after the expiration of the term of the Option. A Participant’s estate shall mean his legal representative or any person who acquires the right to exercise an Option by reason of the Participant’s death or Disability.

(f) Events Not Deemed Terminations.    Unless otherwise provided in a Participant’s agreement for services as a Service Provider, such Participant’s status as a Service Provider shall not be considered interrupted in the case of (i) a leave of absence (approved by the Administrator) by a Participant who intends throughout such leave to return to providing services as a Director, Employee, or Consultant;

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(ii) sick leave; (iii) military leave; (iv) any other leave of absence approved by the Administrator, provided such leave is for a period of not more than ninety (90) days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to formal policy adopted from time to time by the Company and issued and promulgated to employees in writing; or (v) in the case of transfer between locations of the Company or among the Company and its Affiliates. In the case of any Participant on an approved leave of absence, the Administrator may make such provisions respecting suspension of vesting of the Option while on a leave described in subparts (i) through (v) above and/or resumption of vesting on return from such leave as it may deem appropriate, except that in no event shall an Option be exercised after the expiration of the term set forth in the Option.

(g) ISO Rules.    The Option Agreement for each ISO shall contain a statement that the Option it documents is an ISO. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which all ISOs held by a Participant are exercisable for the first time by such Participant during any calendar year exceeds $100,000, such excess Shares shall be treated as Shares subject to an NSO. For purposes of this subsection 8(g), ISOs shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares subject to an ISO shall be determined as of the time the ISO with respect to such Shares is granted.

(h) Buyout Provisions.    Subject to Section 8(b)(v), the Administrator may offer to buy out for a payment in cash or Shares an Option previously granted based on such terms and conditions as the Administrator shall establish and communicate to the Participant at the time that such offer is made; provided that the Administrator shall not make such offer without the consent of the Company’s stockholders with respect to an Option with a per share exercise price that is greater than Fair Market Value on the date of such offer.

9. Stock Appreciation Rights.

(a) Grant of SARs.    Subject to the terms and conditions of the Plan, SARs may be granted to Service Providers at any time and from time to time as shall be determined by the Administrator, in its sole discretion. The Administrator shall have complete discretion to determine the number of SARs granted to any Participant.

(b) Exercise Price and other Terms.    The Administrator, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of SARs granted under the Plan; provided, however, that no SAR may have a term of more than ten (10) years from the date of grant. In the case of an SAR, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant. The exercise price for the Shares or cash to be issued pursuant to an already granted SAR may not be changed without the consent of the Company’s stockholders. This shall include, without limitation, a repricing of the SAR as well as an SAR exchange program whereby the Participant agrees to cancel an existing SAR in exchange for an Option, SAR or other Award.

(c) Payment of SAR Amount.    Upon exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(i) The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

(ii) the number of Shares with respect to which the SAR is exercised.

(d) Payment upon Exercise of SAR.    At the discretion of the Administrator, payment for an SAR may be in cash, Shares or a combination thereof.

(e) SAR Agreement.    Each SAR grant shall be evidenced by Award Documentation (a “SAR Agreement’) that shall specify the exercise price, the term of the SAR, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, shall determine.

(f) Expiration of SARs.    An SAR granted under the Plan shall expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Documentation.

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(g) Termination of Relationship as Service Provider.    When a Participant’s status as a Service Provider terminates, other than from Misconduct, death or Disability, the Participant’s Stock Appreciation Right may be exercised within the period of time specified in the Stock Appreciation Right Agreement to the extent that the Stock Appreciation Right is vested on the date of termination or such longer period of time determined by the Administrator (which may so specify after the date of the termination but before expiration of the Stock Appreciation Right) not to exceed five (5) years (but in no event later than the expiration of the term of such Stock Appreciation Right as set forth in the Stock Appreciation Right Agreement). In the absence of a specified period of time in the Plan or the Stock Appreciation Right Agreement, the Stock Appreciation Right shall remain exercisable for three (3) months following the date Participant ceased to be a Service Provider. If, on the date of termination, such Participant’s Stock Appreciation Right is not fully vested, then the unvested Shares shall revert to the Plan. If, after termination, the Participant’s Stock Appreciation Right is not fully exercised within the time specified, then the unexercised Shares covered by such Stock Appreciation Right shall revert to the Plan and such Stock Appreciation Right shall terminate.

(h) Death or Disability of Participant.    If a Participant’s status as a Service Provider terminates from death or Disability, then the Participant or the Participant’s estate, or such other person as may hold the SAR, as the case may be, shall have the right for a period of twelve (12) months following the date of death or termination of status as a Service Provider for Disability, or for such other period as the Administrator may fix, to exercise the SAR to the extent the Participant was entitled to exercise such SAR on the date of death or termination of status as a Service Provider for Disability, or to such extent as may otherwise be specified by the Administrator (which may so specify after the date of death or Disability but before expiration of the SAR), provided the actual date of exercise is in no event after the expiration of the term of the SAR. A Participant’s estate shall mean his legal representative or any person who acquires the right to exercise an SAR by reason of the Participant’s death or Disability.

(i) Events Not Deemed Terminations.    Unless otherwise provided in a Participant’s agreement for services as a Service Provider, such Participant’s status as a Service Provider shall not be considered interrupted in the case of (i) a leave of absence (approved by the Administrator) by a Participant who intends throughout such leave to return to providing services as a Director, Employee, or Consultant; (ii) sick leave; (iii) military leave; (iv) any other leave of absence approved by the Administrator, provided such leave is for a period of not more than ninety (90) days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to formal policy adopted from time to time by the Company and issued and promulgated to employees in writing; or (v) in the case of transfer between locations of the Company or among the Company and its Affiliates. In the case of any Participant on an approved leave of absence, the Administrator may make such provisions respecting suspension of vesting of the Stock Appreciation Right while on a leave described in subparts (i) through (v) above and/or resumption of vesting on return from such leave as it may deem appropriate, except that in no event shall a Stock Appreciation Right be exercised after the expiration of the term set forth in the Stock Appreciation Right.

(j) Buyout Provisions.    Subject to Section 9(b), the Administrator may offer to buy out for a payment in cash or Shares an SAR previously granted based on such terms and conditions as the Administrator shall establish and communicate to the Participant at the time that such offer is made; provided that the Administrator shall not make such offer without the consent of the Company’s stockholders with respect to an SAR with a per share exercise price that is greater than Fair Market Value on the date of such offer.

10. Restricted Stock.

(a) Grant of Restricted Stock.    Subject to the terms and conditions of the Plan, Restricted Stock may be granted to Service Providers at any time and from time to time as shall be determined by the Administrator, in its sole discretion. The Administrator shall have complete discretion to determine (i) the number of Shares subject to a Restricted Stock award granted to any Participant, and (ii) the conditions that must be satisfied, the vesting of which typically will be based on continued provision of services and/or

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satisfaction of Performance Goals. Once the Shares are issued, voting, dividend and other rights as a stockholder shall exist with respect to Restricted Stock.

(b) Grant of Restricted Stock.    Subject to the terms and conditions of the Plan, Restricted Stock may be granted to Service Providers at any time and from time to time as shall be determined by the Administrator, in its sole discretion. The Administrator shall have complete discretion to determine (i) the number of Shares subject to a Restricted Stock award granted to any Participant, and (ii) the conditions that must be satisfied, the vesting of which typically will be based on continued provision of services and/or satisfaction of Performance Goals. Restricted Stock that is based only on continued service may not vest for at least three years from the date of grant. Restricted Stock that is based on satisfaction of Performance Goals may not vest for at least one year from the date of grant. Once the Shares are issued, voting, dividend and other rights as a stockholder shall exist with respect to Restricted Stock.

(c) Other Terms.    The Administrator, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions, including the purchase price, if any, of Restricted Stock granted under the Plan. Restricted Stock grants shall be subject to the terms, conditions, and restrictions determined by the Administrator at the time the Restricted Stock is granted. Any certificates representing the Restricted Stock shall bear such legends as shall be determined by the Administrator.

(d) Restricted Stock Award Documentation.    Each Restricted Stock grant shall be evidenced by Award Documentation (a “Restricted Stock Award Documentation”) that shall specify the purchase price (if any) and such other terms conditions, and restrictions as the Administrator, in its sole discretion, shall determine.

11. Restricted Stock Units.

(a) Grant of Restricted Stock Units.    Subject to the terms and conditions of the Plan, Restricted Stock Units may be granted to Service Providers at any time and from time to time as shall be determined by the Administrator, in its sole discretion. The Administrator shall have complete discretion to determine (i) the number of Shares subject to each Restricted Stock Units award, and (ii) the conditions that must be satisfied, the vesting of which typically will be based on continued provision of services and/or satisfaction of Performance Goals. Until the Shares are issued, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to Restricted Stock Units.

(b) Other Terms.    The Administrator, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions, including the purchase price, if any, of Restricted Stock Units granted under the Plan. Restricted Stock Units awards shall be subject to the terms, conditions, and restrictions determined by the Administrator at the time the Restricted Stock Units award is granted. Restricted Stock Units shall be denominated in units with each unit equivalent to one Share for purposes of determining the number of Shares subject to any Restricted Stock Units award.

(c) Restricted Stock Units Agreement.    Each Restricted Stock Units grant shall be evidenced by Award Documentation (a “Restricted Stock Units Agreement”) that shall specify the purchase price, if any, and such other terms conditions, and restrictions as the Administrator, in its sole discretion, shall determine. Each Restricted Stock Units Agreement shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. A Restricted Stock Units Agreement may provide for dividend equivalent units.

(d) Settlement.    Settlement of vested Restricted Stock Units may be made in the form of (i) cash, (ii) Shares or (iii) any combination, as determined by the Administrator and may be settled in a lump sum or in installments. Distribution to a Participant of an amount (or amounts) from settlement of vested Restricted Stock Units may be deferred to a date after settlement as determined by the Administrator. The amount of a deferred distribution may be increased by an interest factor or by dividend equivalents. Until an Award of Restricted Stock Units is settled, the number of such Restricted Stock Units shall be subject to adjustment pursuant to the Plan.

12. Awards to Outside Directors.    Notwithstanding anything herein to the contrary, the grant of any Award to a Director who is not also an Employee (an “Outside Director”) shall be made by the Board pursuant to a

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written non-discretionary formula established by the Board (the “Outside Director Equity Compensation Policy”). The Outside Director Equity Compensation Policy shall set forth the type of Award(s) to be granted to Outside Directors, the number of shares of Common Stock to be subject to Outside Director Awards, the conditions on which such Awards shall be granted, become exercisable and/or payable and expire, and such other terms and conditions as the Board determines in its discretion.

13. Non-Transferability of Awards.    Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the recipient, only by the recipient. Notwithstanding the foregoing, in no event may an Award be sold, pledged, assigned, hypothecated, transferred, or disposed of for consideration. If the Administrator makes an Award transferable in accordance with this Section 13, the Award Documentation for such Award shall contain such additional terms and conditions as the Administrator deems appropriate.

14. Leaves of Absence.    Unless the Administrator provides otherwise or as otherwise required by Applicable Laws, vesting of Awards granted hereunder shall cease commencing on the thirty-first day of any unpaid leave of absence and shall only recommence upon return to active service.

15. Adjustments Upon Changes in Capitalization, Dissolution, Merger or Asset Sale.

(a) Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each outstanding Award, the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Award, in each case as set forth in Section 3, as well as the price per share of Common Stock covered by each such outstanding Award and the 162(m) annual share issuance limits under Section 6(d) shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Compensation Committee, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Award.

(b) Dissolution or Liquidation.    In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Participant as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for a Participant to have the right to exercise his or her Award until ten (10) days prior to such transaction as to all of the Awarded Stock covered thereby, including Shares as to which the Award would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option or forfeiture rights applicable to any Award shall lapse 100%, and that any Award vesting shall accelerate 100%, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised or vested an Award will terminate immediately prior to the consummation of such proposed action.

(c) Merger or Asset Sale.

(i) Stock Options and SARs.    In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding Option and SAR shall be assumed or an equivalent option or SAR substituted by the successor corporation or related corporation. In the event that the successor corporation refuses to assume or substitute for the Option or SAR, the Participant shall fully vest in and have the right to exercise the Option or SAR as to all of the Awarded Stock, including Shares as to which it would not otherwise be vested or exercisable. If an

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Option or SAR becomes fully vested and exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the Participant in writing or electronically that the Option or SAR shall be fully vested and exercisable for a period of fifteen (15) days from the date of such notice, and the Option or SAR shall terminate upon the expiration of such period. For the purposes of this subsection, the Option or SAR shall be considered assumed if, following the merger or sale of assets, the Option or SAR confers the right to purchase or receive, for each Share of Awarded Stock subject to the Option or SAR immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets is not solely common stock of the successor corporation or related corporation, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option or SAR, for each Share of Awarded Stock subject to the Option or SAR, to be solely common stock of the successor corporation or related corporation equal in fair market value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

(ii) Restricted Stock and Restricted Stock Units.    In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, repurchase rights on Shares of Restricted Stock, or any consideration into which such Shares of Restricted Stock are converted as part of such merger or sale, may be assigned to the successor corporation or related corporation, and each outstanding RSU shall be assumed or an equivalent award substituted by the successor corporation or related corporation of the successor corporation. If the successor corporation refuses to assume or substitute for such Awards, then Participants shall fully vest in such Awards. If RSUs become fully vested and exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify Participants in writing or electronically that their RSUs shall be fully vested and exercisable for a period of fifteen (15) days from the date of such notice, and such RSUs shall terminate upon the expiration of such period. RSUs shall be considered assumed if, following the merger or sale of assets, such RSUs confer the right to purchase or receive, for each Share subject to such RSUs immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each share of Common Stock held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if such consideration received in the merger or sale of assets is not solely common stock of the successor corporation or related corporation, then the Administrator may, with the consent of the successor corporation, provide for the consideration to be received, for each Share subject to such RSUs, to be solely in the form of common stock of the successor corporation or related corporation equal in fair market value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

(d) Change of Control.    Unless otherwise provided in a Participant’s agreement for services as an employee of the Company, if, within one year after a Change of Control has occurred, such Participant’s status as an employee of the Company is terminated by the Company (including for this purpose any successor to the Company due to such Change of Control and any employer that is an Affiliate of such successor) for any reason other than for Misconduct or, if applicable, terminated by such Participant as a Constructive Termination, then all Awards held by such Participant shall become fully vested for exercise upon the date of termination of such status, irrespective of the vesting provisions of such Participant’s Award Documentations.

16. Date of Grant.    The date of grant of an Award shall be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination shall be provided to each recipient within a reasonable time after the date of such grant.

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17. Amendment and Termination of the Plan.

(a) Amendment and Termination.    The Board may at any time amend, alter, suspend or terminate the Plan.

(b) Stockholder Approval.    The Company shall obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws and shall obtain stockholder approval for any amendment to the Plan to increase the number of shares available under the Plan, to change the class of employees eligible to participate in the Plan or to provide for additional material benefits under the Plan.

(c) Effect of Amendment or Termination.    No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

18. Conditions Upon Issuance of Shares.

(a) Legal Compliance.    Shares shall not be issued pursuant to the exercise of an Award unless the exercise of the Award or the issuance and delivery of such Shares (or the cash equivalent thereof) shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance. Notwithstanding any other provision in this Plan, the Company will have no obligation to issue or deliver certificates for Shares under this Plan prior to: (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and/or (b) completion of any registration or other qualification of such Shares under Applicable Laws. The Company will be under no obligation to register the Shares with the United States Securities and Exchange Commission or to effect compliance with the registration, qualification or listing requirements of any state securities laws, stock exchange or automated quotation system, and the Company will have no liability for any inability or failure to do so.

(b) Investment Representations.    As a condition to the exercise or receipt of an Award, the Company may require the person exercising or receiving such Award to represent and warrant at the time of any such exercise or receipt that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

19. Inability to Obtain Authority.    The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder (or the cash equivalent thereof), shall relieve the Company of any liability in respect of the failure to issue or sell such Shares (or the cash equivalent thereof) as to which such requisite authority shall not have been obtained.

20. Reservation of Shares.    The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

21. Stockholder Approval.    This Plan shall be subject to approval by the stockholders of the Company within twelve (12) months after the date of adoption by the Board. Such stockholder approval shall be obtained in the manner and to the degree required under Applicable Laws.

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Appendix A

ADVANCED MICRO DEVICES, INC.

2000 EMPLOYEE STOCK PURCHASE PLAN

The following constitutes the provisions of the Advanced Micro Devices, Inc. 2000 Employee Stock Purchase Plan as amended and restated as of October 19, 2000 (the “Plan”). The terms “Corporation” and “AMD” refer to Advanced Micro Devices, Inc. and, where appropriate, any Participating Subsidiary of Advanced Micro Devices, Inc.

1. Purpose. The purpose of the Plan is to foster continued cordial employee relations by providing employees of the Corporation and Participating Subsidiaries with an opportunity to purchase Common Stock of the Corporation through options to acquire the stock on favorable terms and to elect to exercise such options through payroll deductions. It is the intention of the Corporation that the Plan qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”). In addition, the Plan authorizes the grant of options and issuance of Common Stock which do not qualify under Section 423 of the Code pursuant to sub-plans or special rules adopted by the Board or the Committee designed to achieve desired tax or other objectives in particular locations outside the United States.

2. Definitions.

(a) “Affiliate” means (i) any Participating Subsidiary and (ii) any other entity in which the Corporation has an equity interest or significant business relationship and which has been designated as an “Affiliate” by the Board or the Committee for purposes of the Plan.

(b) “Board” means the Board of Directors of the Corporation.

(c) “Business Day” means a day on which AMD Common Stock is publicly traded.

(d) “Committee” means the committee designated by the Board pursuant to Paragraph 13(a) below to administer this Plan.

(e) “Common Stock” means the common stock of Advanced Micro Devices, Inc., par value $0.01.

(f) “Compensation” in connection with qualified options under Section 423 of the Code, means salaries, 50% of non-executive sales incentives, shift differential and lead pay. Bonuses, overtime, special awards, 100% of executive sales incentives, 50% of non-executive sales incentives, cash profit sharing, income attributable to the exercise of a stock option and reimbursements and allowances are excluded. For options not intended to be qualified under Section 423 of the Code, “Compensation” may vary as determined by the Board or the Committee.

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(g) “Employee” means any person, including an officer, employed by the Corporation or its Participating Subsidiaries or Affiliates. Individuals who provide services to the Corporation or any of its Participating Subsidiaries or Affiliates as independent contractors, who are reclassified as common law employees for any reason other than for federal income and employment tax purposes, are not eligible Employees. “Employee” shall not mean any individual who is not classified as an Employee on the payroll records of the Corporation or an Affiliate (including, but not limited to, an individual who is a leased employee, who is classified as a consultant, independent contractor, or other non-employee category), even if such classification is determined to be erroneous, or is retroactively revised by a governmental agency, by court order or as a result of litigation, or otherwise. In the event the classification of an individual is determined to be erroneous or is retroactively revised, the individual shall nonetheless continue to be excluded from participation in the Plan for all periods prior to the date the Committee determines to classify such individual as an Employee.

(h) “Participating Subsidiary” means any company during any period in which it is a “subsidiary corporation” as that term is defined in Code section 424(f) with respect to the Corporation and which has been designated as a “Participating Subsidiary” by the Board or the Committee.

(i) “Offering Period” shall have meaning assigned by Paragraph 4.

(j) “Option Grant Date” means the first Business Day of each Offering Period of the Plan.

(k) “Purchase Date” means the last Business Day of each Offering Period of the Plan.

3. Eligibility. Any Employee who shall be employed by the Corporation, its Participating Subsidiaries or an Affiliate on the first day of an Offering Period, shall be eligible to participate in such Offering Period under the Plan, subject to the requirements of Paragraph 5. All Employees who participate in the Plan shall have the same rights and privileges under the Plan except for differences which may be mandated by local law and which are consistent with Code Section 423(b)(5); provided, however, that Employees participating in a sub-plan adopted pursuant to Paragraph 13(b) which is not designed to qualify under Code Section 423 need not have the same rights and privileges as Employees participating in the Code Section 423 Plan. The Board or the Committee may impose restrictions on eligibility and participation of Employees who are officers and directors to facilitate compliance with federal or state securities laws or foreign laws.

4. Offering period. Absent action by the Board, each Offering Period shall extend for three calendar months commencing on the first Business Day on or after February 1, May 1, August 1 and November 1 of each year and ending on the last Business Day of the third month.

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5. Participation.

(a) An eligible Employee may become a participant in the Plan by completing a subscription agreement authorizing payroll deduction or electing to make contributions in a form acceptable to the Board or the Committee on the form provided by the Corporation and filing it with the designated Corporation office not later than the 15th day of the month prior to a new Offering Period or such other date as may be determined by the Board or the Committee; provided that participants who go on a leave of absence are subject to the special rules set forth in Paragraph 10(c) hereof; and provided further that an Employee who commences employment in the month prior to a new Offering Period may complete a subscription agreement on the date he commences employment. An Employee who becomes eligible to participate in the Plan on or after an Option Grant Date may not participate until the next Offering Period.

(b) If applicable, payroll deductions for a participant for any offering period shall commence with the first payroll following the Option Grant Date and shall end with the Purchase Date of the offering, unless sooner terminated by the participant as provided in Paragraph 10, or by the Corporation.

(c) Notwithstanding any other provisions of the Plan to the contrary, in locations where local law prohibits payroll deductions, an eligible employee may elect to participate through contributions to his account under the Plan in a form acceptable to the Board or the Committee.

6. Payroll Deductions/Contributions.

(a) At the time a participant files his subscription agreement, he shall elect to have payroll deductions made on each payday during the Offering Period at a rate not exceeding twenty percent (20%) of the Compensation which he would otherwise receive on such payday, provided that the aggregate of such payroll deductions during the Offering Period shall not exceed twenty percent (20%) of the aggregate compensation which he would otherwise have received during said Offering Period. The Board or the Committee shall determine whether the amount to be deducted from each paycheck is to be designated as a specific dollar amount, or as a percentage of the eligible Compensation being paid on such pay day, or as either, and may also establish a minimum percentage or amount for such payroll deductions.

(b) In countries where local law prohibits payroll deductions, at the time a participant files his subscription agreement, he shall elect to make contributions on each payday during the Offering Period at a rate not exceeding twenty percent (20%) of the Compensation which he receives on such payday, provided that the aggregate of such contributions during the Offering Period shall not exceed twenty percent (20%) of the aggregate compensation which he would receive during said Offering Period. The Board or the Committee shall determine whether the amount to be contributed is to be designated as a specific dollar amount, or as a percentage of the eligible Compensation being paid on such payday, or as either, and may also establish a minimum percentage or amount for such contributions.

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(c) All payroll deductions authorized by a participant shall be credited to his account under the Plan.

(d) A participant may discontinue his participation in the Plan as provided in Paragraph 10, and may decrease or increase the rate of his payroll deductions only one time during the Offering Period by completing and filing with the Corporation a new authorization for payroll deduction. The change in rate shall become effective no later than the next available pay period after the Corporation’s receipt of the new authorization.

7. Grant of Option

(a) On the Option Grant Date of each Offering Period, each participant during such Offering Period shall be granted an option to purchase on each Purchase Date the number of shares of Common Stock determined by dividing the payroll deductions or contributions accumulated prior to such Purchase Date and retained in the participant’s account as of the Purchase Date by the applicable option price as set forth in Paragraph 7(c) below; provided, however, that such purchase shall be subject to the limitations set forth in Paragraphs 6(b) and 12(a) hereof and the following additional limits:

(i)	The number of shares which may be purchased by any Employee for the first Offering Period to occur in any calendar year may not exceed the number of shares determined by dividing $25,000 by the fair market value of a share of Common Stock on the first day of such Offering Period.

(ii)	The number of shares which may be purchased by an Employee for any subsequent Offering Period which occurs in the same calendar year (as referred to in subsection (i) above) shall not exceed the number of shares determined by performing the calculation below:

Step One: The number of shares purchased by the Employee during any previous Offering Period in the same calendar year shall be multiplied by the fair market value of a share of Common Stock on the first day of such previous Offering Period in which such shares were purchased.

Step Two: The amount determined in Step One shall be subtracted from $25,000.

Step Three: The amount determined in Step Two shall be divided by the fair market value of a share of Common Stock on the first day of such subsequent Offering Period (for which the maximum number of shares which may be purchased is being determined by

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this calculation) occurs. The quotient thus obtained shall be the maximum number of shares which may be purchased by any Employee for such subsequent Offering Period.

(b) Notwithstanding any provisions of the Plan to the contrary, any option granted to an Employee shall be limited so that immediately after the grant, such Employee would not own stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Corporation or of any Participating Subsidiary of the Corporation (including stock which the employee may purchase under outstanding options and stock, the ownership of which is attributed to the Employee under Section 424 (d) of the Code).

(c) The purchase price per share of such shares shall be the lower of: (i) 85% of the fair market value of a share of the Corporation’s Common Stock at the Option Grant Date; or (ii) 85% of the fair market value of a share of the Corporation’s Common Stock at the Purchase Date. The fair market value of the Corporation’s Common Stock on said dates shall be the closing price on the New York Stock Exchange for such date, or if no sale is made on such date, the corresponding closing price on the first preceding date on which the Corporation’s Common Stock was sold.

(d) Any excess contributions remaining in the Employee’s account after the purchase of the shares on the Purchase Date will be returned to the employee, or at the employee’s election may be rolled over for use in future Offering Periods in locations where the Board or the Committee have determined that such rollover is available under the Plan.

8. Exercise of Option. Unless a participant withdraws from the Plan as provided in Paragraph 10, his option for the purchase of shares will be exercised automatically for the number of whole and fractional shares which the accumulated payroll deductions in his account could purchase at the applicable option price on the Purchase Date. During his lifetime, a participant’s option to purchase shares hereunder is exercisable only by him.

9. Delivery. As promptly as practicable after the Purchase Date of each offering, the Corporation shall arrange the delivery to the participant’s account at the Corporation’s approved brokerage firm, the number of shares purchased on exercise of his option.

10. Withdrawal; Termination of Employment.

(a) A participant may withdraw all, but not less than all, the funds credited to his account under the Plan at any time before five (5) business days before the Purchase Date by giving written notice to the Corporation on a form provided for such purpose. All of the participant’s funds credited to his account will be paid to him promptly after receipt of his notice of withdrawal, his option for the current Offering Period will be automatically cancelled, and if contributions were elected to be made through payroll deductions, no further payroll deductions for the purchase of shares will be made during the Offering Period.

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(b) Upon termination of the participant’s employment for any reason, including retirement, permanent disability or death, the funds credited to his account will be returned to him or, in the case of his death, to his estate, and his option will be automatically cancelled.

(c) If local law allows for exclusion of part-time employees, in the event an Employee fails to remain in the continuous employ of the Corporation or its Participating Subsidiaries or Affiliates for customarily at least twenty (20) hours per week during an Offering Period, he will be deemed to have elected to withdraw from the Plan and the funds credited to his account will be returned to him and his option cancelled; provided that a participant who goes on an unpaid leave of absence shall be permitted to remain in the Plan with respect to an Offering Period which commenced prior to the beginning of such leave of absence. If such participant is not guaranteed reemployment by contract or statute and the leave of absence extends beyond 90 days, such participant shall be deemed to have terminated employment on the 91st day of such leave of absence. If the participant elected to make contributions to the Plan through payroll deductions, the payroll deductions for a participant who has been on an unpaid leave of absence will resume at the same rate as in effect prior to such leave upon return to work unless changed by such participant or unless the participant has been on an unpaid leave of absence either throughout an entire Offering Period or for more than ninety (90) days, in which cases the participant shall not be permitted to re-enter the Plan until a subscription agreement is filed with respect to a subsequent Offering Period which commences after such participant has returned to work from the unpaid leave of absence.

(d) A participant’s withdrawal from an offering will not have any effect upon his eligibility to participate in a succeeding offering or in any similar plan which may hereafter be adopted by the Corporation.

11. No Interest. No interest shall accrue on the payroll deductions or contributions of a participant in the Plan unless local law requires that payroll deductions or contributions be held in an interest-bearing account.

12. Stock.

(a) The maximum number of shares of the Corporation’s Common Stock which may be sold pursuant to options exercised under the Plan shall be 17,500,000 shares, subject to adjustment upon changes in capitalization of the Corporation as provided in Paragraph 18. The shares to be sold to participants in the Plan may be, at the election of the Corporation, either treasury shares or shares authorized but unissued. In addition, the officers of the Corporation are authorized to acquire shares of the Corporation’s Common Stock in the open market for resale under this Plan. If the total number of shares which would otherwise be subject to options granted pursuant to Paragraph 7(a) hereof at the Option Grant Date exceeds the number of shares then

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available under the Plan (after deduction of all shares for which options have been exercised or are then outstanding), the Corporation shall make a pro rata allocation of the shares remaining available for option grant in as uniform and equitable a manner as is practicable. In such event, the Corporation may reduce the rate of contributions as appropriate.

(b) The participant will have no interest or voting right in shares covered by his option until such option has been exercised.

(c) Shares to be delivered to a participant under the Plan will be registered in the name of the participant or in street name in the participant’s account at the Corporation’s approved brokerage firm.

13. Administration.

(a) The Plan shall be administered by the Board or a Committee appointed by the Board. The Board may from time to time remove members from or add members to the Committee. Vacancies on the Committee, however caused, shall be filled by the Board. Acts taken or approved by a majority of the Committee at which a quorum is present, or acts approved in writing by all members of the Committee, shall be the valid acts of the Committee.

(b) The Board or the Committee may adopt rules or procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures. Without limiting the generality of the foregoing, the Board or the Committee is specifically authorized to adopt rules and procedures regarding handling of payroll deductions, payment of interest, conversion of local currency, payroll tax, withholding procedures and handling of stock certificates which vary with local requirements. The Board or the Committee may adopt such rules, guidelines and forms as the applicable laws allow to accomplish the transfer of secondary Class 1 National Insurance Contributions (“NIC”) in the United Kingdom (“UK”) from the employer to the participants in the UK and to make such transfer of NIC liability a condition to the exercise of options in the UK.

(c) The Board or the Committee may also adopt sub-plans applicable to particular Participating Subsidiaries, Affiliates or locations, which sub-plans may be designed to be outside the scope of Code Section 423. The rules of such sub-plans may take precedence over other provisions of this Plan, with the exception of Paragraph 12(a) above, but unless otherwise superseded by the terms of such sub-plan, the provisions of this Plan shall govern the operation of such sub-plan.

(d) The administration, interpretation or application of the Plan by the Board or the Committee shall be final, conclusive and binding upon all participants. Members of the Board or the Committee who are eligible Employees are permitted to participate in the Plan.

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(e) No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted under it. In addition to such other rights of indemnification as they may have as directors or as members of the Committee, the members of the Committee shall be indemnified by the Corporation against the reasonable expenses, including attorney’s fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Corporation) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee member is liable for negligence or misconduct in the performance of his duties; provided that within sixty (60) days after institution of any such action, suit or proceeding the Committee member seeking indemnification shall in writing offer the Corporation the opportunity, at its own expense, to handle and defend the same.

(f) All costs and expenses incurred in administering the Plan shall be paid by the Corporation. The Board or the Committee, if any is appointed, may request advice or assistance or employ such other persons as are necessary for proper administration of the Plan.

14. Transferability. Neither funds credited to a participant’s account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution) by the participant and options granted hereunder are exercisable, during the participant’s lifetime, only by the participant. Any such attempt at assignment, transfer, pledge or other disposition, shall be void and without effect, except that the Corporation may treat such act as an election to withdraw funds in accordance with Paragraph 10.

15. Use of Funds. All funds received or held by the Corporation under the Plan may be used by the Corporation for any corporate purpose, and the Corporation shall not be obligated to segregate such funds unless segregation of accounts is required by local law.

16. Statements. Statements of account will be given to participating Employees promptly following each Purchase Date, which statements will set forth the amounts of payroll deductions or funds accumulated in the Employees’ account, the per share purchase price, the number of shares purchased and any excess contributions.

17. Changes in Capitalization. In the event of any stock dividend, stock split, spin-off, recapitalization, merger, consolidation, exchange of shares or the like, the number of shares then subject to option and the number of authorized shares remaining available to be sold shall be increased or decreased appropriately, with such other adjustment as may be deemed necessary or equitable by the Board.

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18. Amendment. The Board of Directors may at any time amend the Plan. No such amendment may make any change in any option previously granted which adversely affects the rights of any participant without such participant’s consent. No amendment for which shareholder approval is required shall be effective unless such approval is obtained within the required time period. Whether shareholder approval is required shall be determined by the Board or the Committee and consistent with the rules of the Securities Exchange Commission, the Code or the stock exchange(s) on which the Corporation’s shares are listed, as such rules are in effect at the time the Plan amendment becomes effective.

19. Termination. The Board of Directors of Advanced Micro Devices, Inc. may at any time terminate the Plan. No such termination will affect options previously granted. Unless sooner terminated by the Board, this Plan shall terminate February 1, 2011.

20. Notices. All notices or other communications by a participant to the Corporation in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Corporation at the location, or by the person, designated by the Corporation for the receipt thereof.

21. Government and Other Regulations. The Plan, and the grant and exercise of the rights to purchase shares hereunder, and the Corporation’s obligation to sell and deliver shares upon the exercise of rights to purchase shares, shall be subject to all applicable federal, state and foreign laws, rules and regulations, and to such approvals by any regulatory or government agency as may, in the opinion of counsel for the Corporation, be required. Any amendments requiring shareholder approval shall take effect only subject to such approval.

22. Applicable Law. The interpretation, performance and enforcement of this Plan shall be governed by the laws of the State of California.

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Appendix B

Advanced Micro Devices, Inc.

Executive Incentive Plan

March 2006

1.	Purposes.

The purposes of the Advanced Micro Devices, Inc. (“AMD”) Executive Incentive Plan are to motivate the Company’s key employees to improve stockholder value by linking a portion of their cash compensation to the Company’s financial performance, reward key employees for improving the Company’s financial performance, and help attract and retain key employees. The Plan is intended to permit the payment of bonuses that qualify as performance-based compensation under Section 162(m) of the Code.

2.	Definitions.

Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise.

A.	“Award” means, with respect to each Participant, any cash incentive payment made under the Plan for a Performance Period.

B.	“Code” means the Internal Revenue Code of 1986, as amended.

C.	“Committee” means the Compensation Committee of AMD’s Board of Directors, or such other committee designated by that Board of Directors, which is authorized to administer the Plan under Section 3 hereof. With respect to payments hereunder intended to qualify as performance-based compensation under Section 162(m) of the Code, the Committee shall be comprised solely of two or more directors who are “outside directors” under Section 162(m) of the Code.

D.	“Company” means AMD and any corporation or other business entity of which AMD (i) directly or indirectly has an ownership interest of 50% or more, or (ii) has a right to elect or appoint 50% or more of the board of directors or other governing body.

E.	“Key Employee” means any employee of the Company whose performance the Committee determines can have a significant effect on the success of the Company.

F.	“Participant” means any Key Employee to whom an Award is granted under the Plan.

G.	“Performance Period” means any fiscal year of the Company or such other longer period than a fiscal year as determined by the Committee.

H.	“Plan” means this Plan, which shall be known as the AMD Executive Incentive Plan.

3.	Administration.

A.	The Plan shall be administered by the Committee. Subject to the requirements for qualifying payments hereunder as performance-based compensation under Section 162(m) of the Code, the Committee shall have the authority to:

(i)	interpret and determine all questions of policy and expediency pertaining to the Plan;

(ii)	adopt such rules, regulations, agreements and instruments as it deems necessary for its proper administration;

(iii)	select Key Employees to receive Awards;

(iv)	determine the terms of Awards;

(v)	determine amounts subject to Awards (within the limits prescribed in the Plan);

(vi)	determine whether Awards will be granted in replacement of or as alternatives to any other incentive or compensation plan of the Company or an acquired business unit;

(vii)	grant waivers of Plan or Award conditions (other than Awards intended to qualify as performance-based compensation under Section 162(m) of the Code);

(viii)	accelerate the payment of Awards (but with respect to Awards intended to qualify as performance-based compensation under Section 162(m) of the Code, only as permitted under that Section);

(ix)	correct any defect, supply any omission, or reconcile any inconsistency in the Plan, any Award or any Award notice;

(x)	take any and all other actions it deems necessary or advisable for the proper administration of the Plan;

(xi)	adopt such Plan procedures, regulations, subplans and the like as it deems are necessary to enable Key Employees to receive Awards; and

(xii)	amend the Plan at any time and from time to time, provided however that no amendment to the Plan shall be effective unless approved by the Company’s stockholders, to the extent such stockholder approval is required under Section 162(m) of the Code.

B.	The Committee may delegate its authority to grant and administer Awards to a separate committee; however, only the Committee may grant and administer Awards which are intended to qualify as performance based compensation under Section 162(m) of the Code.

4.	Eligibility.

Only Key Employees as designated by the Committee are eligible to become Participants in the Plan. No person shall be automatically entitled to participate in the Plan.

5.	Performance Goals.

A.	The Committee shall set forth in writing objectively determinable performance goals (“Performance Goals”) applicable to a Participant for a Performance Period prior to the commencement of such Performance Period, provided, however, that such goals may be established after the start of the Performance Period but in no event later than the latest time permitted by Section 162(m) of the Code with respect to any payments intended to qualify as performance-based compensation under Section 162(m) of the Code (generally, for Performance Periods of one year or more, no later than 90 days after the commencement of the Performance Period) (the “162(m) Determination Date”).

B.	Each Performance Goal shall relate to one or more of the following business criteria of the Company and/or any business unit that are to be monitored during the fiscal year (or performance period):

· Net income	· Stockholder return

· Earnings per share	· Revenue

· Return on investment	· Revenue growth

· Operating income	· Market share

· Strategic positioning programs	· Return on net assets

· Cash flow	· Return on equity

· New product releases

C.	On or prior to the 162(m) Determination Date, the Committee shall establish in writing a bonus formula specifying the target level of performance that must be achieved with respect to each criterion that is identified in a Performance Goal in order for an Award to be payable and shall, for each Participant, establish in writing a target Award payable under the Plan for the Performance Period upon attainment of the Performance Goals.

D.	In the event Performance Goals are based on more than one business criterion, the Committee may determine to make Awards upon attainment of the Performance Goal relating to any one or more of such criteria, provided the Performance Goals, when established, are stated as alternatives to one another at the time the Performance Goal is established.

6.	Awards.

A.	During any fiscal year of the Company, no Participant shall receive an Award of more $10,000,000.

B.	No Award shall be paid to a Participant unless and until the Committee makes a certification in writing with respect to the attainment of the Performance Goals to the extent required by Section 162(m) of the Code. Although the Committee may in its sole discretion eliminate or reduce an Award payable to a Participant pursuant to the applicable bonus formula, the Committee shall have no discretion to increase the amount of a Participant’s Award as determined under the applicable bonus formula.

C.	Unless otherwise directed by the Committee, each Award shall be paid as soon as practicable after the end of the Performance Period to which such Award relates.

D.	The payment of an Award requires that the Participant be on the Company’s payroll as of the date of payment of the Award. Subject to the requirements for qualifying payments hereunder as performance-based compensation under Section 162(m) of the Code, the Committee may make exceptions to this requirement in the case of retirement, death or disability, as determined by the Committee in its sole discretion.

E.	The Company shall withhold all applicable federal, state, local and foreign taxes required by law to be paid or withheld relating to the receipt or payment of any Award.

F.	At the discretion of the Committee, payment of an Award or any portion thereof may be deferred until a time established by the Committee. Deferrals shall be unfunded and shall be made in accordance with guidelines established by the Committee to ensure that such deferrals comply with applicable requirements of the Code and its regulations. Deferrals shall be initiated by the delivery of a written, irrevocable election by the Participant to the Committee or its nominee. Such election shall be made prior to the date specified by the Committee. The Committee may also credit earnings on cash payments that are deferred and set the rates of such interest.

7.	General.

A.	No Awards shall be paid under the Plan unless and until the Company’s stockholders shall have approved the Plan and the business criteria set forth above as required by Section 162(m) of the Code. So long as the

Plan shall not have been previously terminated by the Company, it shall be resubmitted for approval by the Company’s stockholders in the fifth year after it shall have first been approved by the Company’s stockholders, and every fifth year thereafter. In addition, the Plan shall be resubmitted to the Company’s stockholders for approval as required by Section 162(m) of the Code if it is amended in any way that changes the material terms of the Plan, including by materially modifying the business criteria set forth above, increasing the maximum Award payable under the Plan or changing the Plan’s eligibility requirements.

B.	Any rights of a Participant under the Plan shall not be assignable by such Participant, by operation of law or otherwise, except by will or the laws of descent and distribution. No Participant may create a lien on any funds or rights to which he or she may have an interest under the Plan, or which is held by the Company for the account of the Participant under the Plan.

C.	Participation in the Plan shall not give any Key Employee any right to remain in the employ of the Company. Further, the adoption of this Plan shall not be deemed to give any Key Employee or other individual the right to be selected as a Participant or to be granted an Award.

D.	To the extent any person acquires a right to receive payments from the Company under this Plan, such rights shall be no greater than the rights of an unsecured creditor of the Company.

E.	The Plan shall be governed by and construed in accordance with the laws of the State of California.

F.	The Board may amend or terminate the Plan at any time and for any reason, subject to stockholder approval as described above.

Appendix C

ADVANCED MICRO DEVICES, INC.

Outside Director Equity Compensation Policy

Adopted March 22, 2006

1. General. This Outside Director Equity Compensation Policy (the “Policy”) is adopted by the Board of Directors (the “Board”) in accordance with Section 12 of the Advanced Micro Devices, Inc. 2004 Equity Incentive Plan (the “Plan”). Capitalized but undefined terms used herein shall have the meanings provided for in the Plan.

2. Board Authority. Pursuant to Section 12 of the Plan, this Board is responsible for adopting a policy for the grant of Awards under the Plan to Outside Directors (as defined therein), which policy is to include a written, non-discretionary formula and also specify, with respect to any such awards, the conditions on which such awards shall be granted, become exercisable and/or payable, and expire, and such other terms and conditions as this Board determines in its discretion.

3. Equity Grants to Directors. Each Outside Director shall be granted an Option to purchase 12,500 Shares under the Plan (the “First Option”) on each of the date of the next annual meeting of the Company’s stockholders following his or her initial election and appointment as a member of the Board and the next July 31, October 31 and December 15 following his or her initial election and appointment as a member of the Board (or the first business day following such date) (the “Grant Date”). Following the first year in which an Outside Director is first elected and appointed as a member of the Board, on the date of each annual meeting of the Company’ stockholders at which such Outside Director is reported as being elected and on the next July 31, October 31 and December 15 following such meeting (or the first business day following such date) each such Outside Director shall be granted an additional Option to purchase 6,250 Shares under the Plan (the “Annual Option”). Further, subject to the right of any Outside Director who has not previously been elected as a member of the Board to receive a First Option, if there are insufficient Shares available under the Plan for each Outside Director who is eligible to receive an Annual Option (as adjusted) in any year, the number of Shares subject to each Annual Option in such year shall equal the total number of available Shares then remaining under the Plan divided by the number of Outside Directors who are eligible to receive an Annual Option on such date, as rounded down to avoid fractional Shares. All Options granted to Outside Directors pursuant to the Plan shall be NSOs.

4. Consideration. The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, may consist entirely of (i) check, (ii) other Shares which (x) either have been owned by the Participant for more than six months on the date of surrender or were not acquired, directly or indirectly, from the Company, and (y) have a Fair Market Value per Share on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised, (iii) delivery of a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company the amount of sale or loan proceeds required to pay the exercise price, or (iv) any combination of the foregoing methods of payment.

5. Term and Vesting. Each Option granted to an Outside Director shall be for a term of ten years. Each First Option shall vest and become exercisable according to the following schedule: one-third on the twelve-month anniversary of the date of grant; the remaining two-thirds vest in monthly increments thereafter, through the third anniversary of the date of grant. Each Annual Option shall vest and become exercisable according to the following schedule: one-third vests on the twelve-month anniversary of the date of grant; the remaining two-thirds vest in monthly increments thereafter, through the third anniversary of the date of grant.

6. Termination of Service as an Outside Director. If an Outside Director’s tenure on the Board is terminated for any reason other than Misconduct, then the Outside Director or the Outside Director’s estate, as the case may be, shall have the right for a period of twenty-four (24) months following the date such tenure is terminated to exercise the Option to the extent the Outside Director was entitled to exercise such Option on the date the Outside Director’s tenure terminated; provided the actual date of exercise is in no event after the expiration of the term of the Option. An Outside Director’s “estate” shall mean the Outside Director’s legal representative or any person who acquires the right to exercise an Option by reason of the Outside Director’s death or disability.

7. Effect of Change of Control. Upon a Change of Control, all Options held by an Outside Director shall become fully vested and exercisable, irrespective of any other provisions of the Outside Director’s Option Agreement.

8. Effect of Other Plan Provisions. The other provisions of this Plan shall apply to the Options granted automatically pursuant to this Policy, except to the extent such other provisions are inconsistent with this Policy.

9. Treatment of Awards Previously Issued Under the Plan. Prior to March 22, 2006 and continuing until the initial implementation of this Policy effective as of May 5, 2006, the Company issued Awards to Outside Directors. Those grants will continue to be governed by Section 9 of the Plan as in effect as of their date of grant.

10. Incorporation of the Plan. All applicable terms of the Plan apply to this Policy as if fully set forth herein, and all grants of Awards hereby are subject in all respect to the terms of such plan.

11. Written Grant Agreement. The grant of any Award under this Policy shall be made solely by and subject to the terms set forth in a written agreement in a form to be approved by the Board and duly executed by an executive officer of the Company.

12. Policy Subject to Amendment, Modification and Termination. This Policy may be amended, modified or terminated by the Board in the future at its sole discretion. No Outside Director shall have any rights hereunder unless and until an Award is actually granted. Without limiting the generality of the foregoing, the Board hereby expressly reserves the authority to terminate this Policy during any year up and until the election of directors at a given annual meeting of stockholders.

13. Effectiveness. This policy shall become effective as of May 5, 2006.

* * * * * * * * *

AMD

One AMD Place Sunnyvale, CA 94088 (408) 749-4000

You are cordially invited to attend the Annual Meeting of Stockholders of Advanced Micro Devices, Inc. to be held at 9:00 a.m. on Friday, May 5, 2006, at the St. Regis Hotel, 125 Third Street, San Francisco, California. Detailed information regarding the business to be transacted at the meeting is contained in the accompanying Notice of Annual Meeting and Proxy Statement.

Regardless of whether or not you plan to attend the meeting, it is important that the shares be voted. Accordingly, we ask that you either vote by telephone or by the Internet or sign and return your proxy card as soon as possible in the envelope provided. Remember: If shares are held by your broker in “street name,” you must bring a letter from your broker or a copy of your proxy card showing that you were the direct or indirect (“beneficial”) owner of the shares on March 6, 2006 to attend the Annual Meeting.

PROXY ADVANCED MICRO DEVICES, INC.

Annual Meeting of Stockholders - May 5, 2006

This Proxy is solicited on behalf of the Board of Directors

The undersigned appoints HECTOR DE J. RUIZ and HOLLIS M. O’BRIEN and each of them as proxies for the undersigned, with full power of substitution, to represent and to vote all the stock of the undersigned on the following matters as described in the Proxy Statement accompanying the Notice of Meeting, receipt of which is hereby acknowledged, and according to their discretion, on all matters that may be properly presented for action at the Annual Meeting of Stockholders of Advanced Micro Devices, Inc. to be held on Friday, May 5, 2006, and at any adjournment(s) or postponement(s) thereof. If properly executed, this proxy shall be voted in accordance with the instructions given. To the extent no directions are given on a proposal, the proxyholders will vote FOR the nominees listed on the reverse side, FOR the ratification of the appointment of independent registered public accounting firm, FOR the amendments to the Equity Plan, FOR the amendment to the ESPP, FOR the approval of the EIP and, in the discretion of the proxyholders, on other matters that may properly be presented at the meeting. The undersigned may revoke this proxy at any time prior to its exercise or may attend the meeting and vote in person.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED POSTAGE PRE-PAID ENVELOPE.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

SEE REVERSE SIDE

SEE REVERSE SIDE

AMD

ONE AMD PLACE SUNNYVALE, CA 94088

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by Advanced Micro Devices, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Advanced Micro Devices, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

AMDIN1

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

ADVANCED MICRO DEVICES, INC.

The Board of Directors recommends a vote FOR Items 1, 2, 3, 4 and 5.

Nominees for Directors:

1. 01) Hector de J. Ruiz, 02) W. Michael Barnes, 03) Bruce L. Claflin, 04) H. Paulett Eberhart, 05) Robert B. Palmer, 06) Leonard M. Silverman, 07) Morton L. Topfer

Vote On Proposals

2. Ratification of appointment of independent registered public accounting firm.

3. Approval of the amendments to the 2004 Equity Incentive Plan. (Equity Plan)

4. Approval of the amendment to the 2000 Employee Stock Purchase Plan. (ESPP)

5. Approval of the 2006 Executive Incentive Plan. (EIP)

Unless otherwise specified, this proxy will be voted FOR the listed nominees for Director, FOR Ratification of the appointment of the Company’s independent registered public accounting firm, FOR the approval of the amendments to the Equity Plan, FOR the approval of the amendment to the ESPP and FOR the approval of the EIP.

Please sign exactly as the name or names appear in this proxy. If the stock is issued in the name of two or more persons, all of them should sign the proxy. A proxy executed by a corporation should be signed in its name by an authorized officer. Executor, administrators and trustees so indicate when signing.

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

For All Withhold All For All Except

To withhold authority to vote for any individual nominee, mark “For All Except” and write the nominee’s number on the line below.

For Against Abstain